UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CONMED CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of Annual Meeting of Stockholders &

Proxy Statement

CONMED

CONMED VISION

Empower healthcare providers worldwide to deliver exceptional outcomes for patients.

FOCUS BEHIND THE VISION

People, Products, Profitability

WE DO
things the right way.

WE MAKE
and keep commitments.

WE OPERATE
with urgency.

WE BELIEVE
in the power of engaged talent.

WE DELIVER
exceptional results.

Dear Fellow CONMED Stockholder,
On behalf of the Board of Directors and the management team, thank you for your investment in CONMED.
Throughout 2025, our global team executed with discipline - serving customers and their patients while advancing our strategic priorities and strengthening the core of our business. We emerged from 2025 better positioned to realize the full value of our portfolio, with a focused investment in markets where we have the greatest opportunity to lead and grow: minimally invasive surgery, smoke evacuation, and orthopedic soft tissue repair.
CONMED’s Board and management team continue to be committed to long-term value creation for the benefit of our stockholders.
2025 Financial Performance*: Our diversified portfolio delivered $1.375 billion in revenue in 2025, representing growth of 5.2% as reported and 5.1% in constant currency*. Sales of our Orthopedics product line increased 5.5% on a constant currency basis. Sales of our General Surgery product line increased 4.7% on a constant currency basis, supported by continued momentum in our differentiated platforms, particularly AirSeal® and Buffalo Filter® .
Capital Allocation: The 2025 budget aligned to our long-term strategic priorities and value creation. Among the significant transactions and operational matters overseen by the Board, we are already seeing the benefits from our manufacturing and operating efficiency projects. Effective October 31, 2025, the Board suspended the quarterly cash dividend and authorized a $150 million share repurchase program (an increase of $113 million in availability from the prior share repurchase program), allowing us to be opportunistic and flexible while continuing to invest in innovation and growth. Additionally, we believe the decision to exit our gastroenterology product lines further supports our focused growth in key platforms.
Management Succession: In January 2025, Pat Beyer became our President and CEO and was appointed to the Board, following 11 years of dedicated service to CONMED in various executive roles. In his short tenure as our top executive, Pat has reinforced our strong culture and values, extended his leadership to our global team, developed significant relationships with key external stakeholders, and driven execution aligned with CONMED’s strategic focus areas.
We are conducting a comprehensive search for our new CFO, with support from a leading executive search firm. In the interim, our Controller, Andrew Moller is serving as our principal financial officer. We also thank Todd Garner for his impactful leadership as EVP, Finance and Chief Financial Officer for the past 8 years and appreciate his continued assistance during this transition period.
Board Refreshment: Long-term Board succession planning and Board refreshment remains a significant focus. Our Board values a mix of director skills, qualifications, backgrounds and perspectives, including a balance between newer and long-tenured directors as supported by our director term limit policy.
During 2025, we continued to strengthen the Board with the addition of two outstanding independent directors. Mark Kaye joined the Board in February and was elected by stockholders at the 2025 Annual Meeting. Mark brings deep financial and accounting expertise, shaped by his extensive experience as a public company CFO, including within the healthcare industry. In September, we welcomed Kim Kelderman. As a sitting CEO and public company director, with a distinguished career in life sciences, Kim adds valuable perspective and a strong track record of innovation and strategic growth.
In May, the Board appointed LaVerne Council as Chair. Since joining the Board in 2019, LaVerne has consistently brought thoughtful perspective, strong leadership, and a collaborative spirit to the Board’s work. We are confident that under her leadership, the Board will continue to effectively guide the Company’s long-term strategy and governance.
We are also grateful for the dedicated service of directors who concluded their Board tenures during the year. Martha Goldberg Aronson stepped down in July, following her appointment as CEO of another organization. Over her ten years on the Board, including her leadership as both Chair and Lead Independent Director, Martha made significant contributions that helped shape the Company’s direction and governance. Brian Concannon will retire from the Board at the time of the Annual Meeting in accordance with the director term limit policy. We extend our sincere thanks to Brian for his many years of commitment and his thoughtful leadership, particularly during his five years as Chair of the Compensation Committee. His contributions have been deeply valued by the Board and the Company.
Your Vote Matters: We encourage you to read our 2026 Proxy Statement, our 2025 Annual Report and the other proxy materials and voting instructions to ensure your shares are represented and voted at the meeting.
Sincerely,

LaVerne H. Council Chair of the Board	Patrick J. Beyer President and CEO
*Revenue on a constant currency basis is a non-GAAP financial measure. See “Appendix A - Non-GAAP Financial Measures” for related information, including reconciliation to revenue, the most directly comparable GAAP financial measure.

Notice of 2026 Annual Meeting of Stockholders
To our Stockholders:
Key information regarding the Annual Meeting of Stockholders of CONMED Corporation (“CONMED” or the “Company”) is set forth below:

Proposal		Board Recommendation	Page

1	Election of Directors. Elect the seven nominees named in the accompanying Proxy Statement to the Board of Directors for a one-year term and until a successor has been duly elected and qualified, or until such earlier termination of service.	FOR each nominee	6
2	Say on Pay. Approve an advisory vote on the compensation of the Company’s Named Executive Officers.	FOR	29
3	Ratification of the Appointment of PricewaterhouseCoopers LLP for 2026. Approve an advisory vote to ratify the appointment of PwC as the Company’s independent registered public accounting firm for 2026.	FOR	64
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company will also transact in any other business that may properly come before the meeting and any postponements or adjournments of the meeting. We have not received notice of any other matters that may be properly presented at the meeting.
Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. All stockholders are cordially invited to attend the meeting virtually by live webcast.
Stockholders will be able to attend the meeting, submit questions and vote during the live webcast by registering at the meeting website and entering the 16-digit control number included on their Notice of Internet Availability, their proxy card or their voting instruction form. Further information is provided in the accompanying Proxy Statement and on the website for the Annual Meeting.
Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the live webcast, it is important that your shares are represented to achieve a quorum and that you vote your shares.
By order of the Board of Directors,

Hollie Foust EVP, General Counsel and Corporate Secretary April 7, 2026

Meeting Details

Date and Time

Monday, May 18, 2026 11:30 a.m. EDT

Virtual Attendance

www.virtualshareholder meeting.com/CNMD2026

Record Date

March 24, 2026

Proxy Mail Date

On or about April 7, 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on May 18, 2026: This notice, the 2026 Proxy Statement and the 2025 Annual Report, including the Company’s Form 10-K for 2025, are available electronically at www.proxydocs.com/CNMD.

Proxy Summary	1	Non-Employee Director Compensation	23
Proposal One: Election of Directors	6	Executive Officers	26
Director Nominees	7	Proposal Two: Say on Pay	29
Director Independence	10	Compensation Discussion and Analysis	30
Skills Matrix	11	Compensation Committee Report	47
Director Availability and Other Public Company Board Service	12	NEO Compensation Tables	48
		Security Ownership of Certain Beneficial Owners and Management	62
Board Refreshment and Term Limits	13
Corporate Governance	14	Proposal Three: Ratification of the Appointment of PwC for 2026	64
Leadership Structure	14
		Other Audit Committee Disclosures	65
Meetings of the Board	14
		Audit Committee Report	65
Board Committees	14
		Additional Information	67
Oversight of Operations and Strategy	18
		Appendix A - Non-GAAP Financial Measures	A-1
Oversight of Risk	18

Key Corporate Governance Policies and Practices	20
Communications with the Board	22

Index of Frequently Requested Information

Audit Fees	66	Key Compensation Elements Summary	33
Board and Executive Succession Planning	13; 19	Pay Ratio	58
Clawback Policy	47	Related Person Transactions	66
Director Attendance	3	Required Approvals for Proposals	68
Environmental, Social and Governance (ESG)	20	Stock Ownership Guidelines - Executive Officers	46
Executive Compensation Best Practices	32	Summary Compensation Table in 2025, 2024 and 2023	48
Governance Highlights	3	Target Pay Mix	36

Additional Key Resources

Corporate Governance	Ethics and Compliance Policies
Audit Committee Charter	Code of Business Conduct and Ethics
Compensation Committee Charter	ADVAMED Code of Ethics
Corporate Governance and Nominating Committee Charter	Global Compliance Program
Stock Ownership Guidelines - Executive Officers	www.conmed.com/en/corporate-footer/policies
Stock Ownership Guidelines - Directors
Corporate Governance Principles	Investor Relations
www.conmed.com/en/corporategovernance	News Releases
Presentations
Amended and Restated Certificate of Incorporation	Financial Reports
By-laws	www.conmed.com/en/investor-relations
Clawback Policy
Insider Trading Policy	Other
www.sec.gov - available as an exhibit to the Company’s Form 10-K, and updated in subsequent reports, if applicable	ESG Report
www.conmed.com/en/why-conmed/esg

The content of our website or the websites of other third parties noted herein are not incorporated by reference in this Proxy Statement.
A copy of the policies will be sent to any stockholder, without charge, upon written request to the Corporate Secretary of the Company, c/o CONMED Corporation, 11311 Concept Boulevard, Largo, FL 33773.

Proxy Summary
This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all the information that you should consider, and as a result, we encourage you to read the entire Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) before casting your vote. References to ‘‘CONMED,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to CONMED Corporation and, as the context may require, its subsidiaries.

Company Snapshot

$1.4 BILLION

FY 2025 REVENUE

Geographic Revenue

Asia Pacific
15%
US
56%
EMEA
20%
44%
International
Revenue
Americas Ex-US
9%

Product Revenue

Orthopedic Surgery
42%
General Surgery
58%

Employees Globally

3,900

General Surgery

Products used in the areas of advanced surgical and advanced endoscopic technologies.

Orthopedic Surgery

Surgical devices including capital, single-use, and implants used in the repair of soft tissue and joint injuries.

Revenue ($ in Thousands)

$1,400,000
$1,300,000
$1,200,000
$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
2021
2022
2023
2024
2025

Adjusted Diluted Net Earnings per Share*

$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
2021
2022
2023
2024
2025

CONMED 2026 Proxy Statement	1

Proxy Summary	Table of Contents
Proposal One: Election of Directors
The Board unanimously recommends a vote “FOR” each of the director nominees set forth below. See Pages 6 to 13.

				Board Committees as of March 24, 2026*

Name	Age	Director Since	Principal Occupations (Current and Former)	AC	CC	CGNC	SC

Non-Independent
Patrick J. Beyer	60	2025
•President and CEO and Director of the Company (NYSE: CNMD) since 2025.
•Former positions held with the Company since 2014 include Chief Operating Officer, President of International and Global Orthopedics, and President of CONMED International.

Independent
David Bronson	72	2015	•Former Executive VP and CFO of PSS World Medical from 2002 - 2013. •Former CFO of Digineer and VWR Scientific Products.	●		●
				FE

LaVerne H. Council, Chair of the Board	64	2019
•CEO of Emerald One since 2019.
•Former National Managing Principal, Enterprise Technology Strategy & Innovation for Grant Thornton.
•Formerly served in various executive and other positions for MITRE Corporation, United States Department of Veterans Affairs, Council Advisory Services, Johnson & Johnson (NYSE: JNJ) and Dell (NYSE: DELL).
					●	C

Charles M. Farkas	74	2014	•Former executive at Bain & Company (1979 - 2026), including most recently as Senior Partner. •45+ years working in healthcare and medical technology.			●	C

Mark Kaye	46	2025
•Executive VP and CFO of Elevance Health (NYSE: ELV), Since 2023 (including Executive VP, CFO and President of Carelon since 2026)
•Formerly served in various executive and finance positions for Moody’s (NYSE: MCO), Massachusetts Mutual Life Insurance Company, Voya Financial (NYSE: VOYA), ING U.S. and ING Groep, N.V. (NYSE: ING) and Credit Suisse First Boston.
				●			●
				FE

Kim Kelderman	58	2025
•President and CEO and Director at Bio-Techne (Nasdaq: TECH) since 2024. Previously served as Chief Operating Officer and President of Diagnostics and Genomics.
•Formerly served in various senior leadership roles at Thermo Fisher Scientific (NYSE: TMO) and Becton, Dickinson and Co. (NYSE: BDX).
						●	●

Barbara J. Schwarzentraub	60	2019
•Formerly served in various senior leadership and finance roles at Caterpillar (NYSE: CAT) from 1990 to 2020, including Director and Divisional CFO for the Global Information Services Division and Director of Global Component Manufacturing and Supply Chain.
				C	●
				FE

C	Chair	AC	Audit Committee	CGNC	Corporate Governance and Nominating Committee
●	Member	FE	Financial Expert	SC	Strategy Committee
		CC	Compensation Committee	*	Brian P. Concannon, who is not standing for re-election, serves on the CC and SC

2	CONMED 2026 Proxy Statement

Table of Contents	Proxy Summary
Governance Highlights
We have implemented a strong governance framework that aligns with our business and strategy:

Effective Board Leadership and Independent Oversight
•Highly independent Board (with all independent director nominees except the CEO), fully independent Board committees and independent Chair of Board (see “Proposal One: Election of Directors - Director Independence”).
•Regular executive sessions of independent directors.
•Structured Board and Board committee self-evaluation process, with actionable follow-up to enhance functioning and oversight (see “Corporate Governance - Key Corporate Governance Policies and Practices”).
•Significant Board and Board committee oversight of Company strategy and risk, aligned with management-led enterprise risk management process (see “Corporate Governance - Oversight of Operations and Strategy” and “- Oversight of Risk”).
•100% attendance at all Board and Board committee meetings in 2025.

Board Skills and Refreshment
•Strong mix of experience, skills, expertise and tenure aligned with providing oversight of the Company’s strategy and operations (see “Proposal One: Election of Directors - Director Nominees).
•Strong ongoing director and Board committee refreshment process and implementation.
▪Detailed director onboarding and training (see “Corporate Governance - Director Orientation and Continuing Education”).
▪Regular analysis of director skills to inform governance decisions (see “Proposal One: Election of Directors - Skills Matrix”).
▪Board tenure limit of 12 one-year terms (see “Proposal One: Election of Directors - Board Refreshment and Term Limits”).
▪Committee Chairs rotation expected every three to five years (see “Proposal One: Election of Directors - Board Refreshment and Term Limits”).

Focus on Stockholder Rights
•No multi-class voting and no inequitable voting rights.
•Majority voting standard for uncontested director elections (see “Proposal One: Election of Directors - Voting Mechanics”).
•By-laws provide for proxy access (see “Additional Information - Stockholder Proposals for 2027 Annual Meeting”), stockholder action by written consent and stockholder ability to call special meetings.
•No supermajority voting requirements for certain fundamental transactions or amendments to the Amended and Restated Certificate of Incorporation or By-laws.

Transparency and Accountability
•Annual election of all directors (see “Proposal One: Election of Directors - Board Refreshment and Term Limits”).
•Regular review of governance policies and processes (see “Corporate Governance - Board Committees”).
•Significant stock ownership requirements for executive officers and directors, which were both increased in 2025 (see “Non-Employee Director Compensation - Director Stock Ownership Requirements and Policy Prohibiting Hedging and Pledging of Company Stock”).
•Directors and executive officers are not permitted to hedge or pledge Company stock (see “Compensation Discussion and Analysis - Compensation Governance Policies”).

CONMED 2026 Proxy Statement	3

Proxy Summary	Table of Contents
Proposal Two: Say on Pay
The Board unanimously recommends a vote “FOR” the advisory vote on the compensation of our NEOs. See page 29.
The Company’s executive compensation program supports the following guiding principles, which drive the design of the program as well as the implementation through our target setting process.
Guiding Principles
•Attract, motivate and retain top talent
•Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention
•Align the executives’ interests with those of stockholders through incentives linked to specific performance of objective goals
•Appropriately balance growth and risk
•Market positioning
Pay for Performance
A significant portion of the NEO compensation program is designed to align pay with the Company’s performance on a diverse set of strategic metrics that drive the Company’s success, as well as a stock-price focused equity awards that reflect long-term stockholder value creation.
•The annual cash bonus plan includes Net Sales (FX Adjusted), Adjusted EPS and Operating Cash Flow, rewarding success in driving revenue as well as converting those sales to earnings on a per share basis and cash flow.
•The sole performance metric for Performance Stock Units (“PSUs”) is Three-year Relative Total Shareholder Return (“rTSR”), and together with the award of stock options, ensure that our equity awards are fully aligned with stockholder returns.
The focus on performance-based and at-risk pay is reflected below and is discussed in more detail in Compensation Discussion and Analysis (“CD&A”).
2025 CEO TARGET PAY MIX
2025 OTHER NEO AVERAGE TARGET PAY MIX
Proposal Three: Ratification of Appointment of PricewaterhouseCoopers for 2026
The Board unanimously recommends a vote “FOR” the advisory vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026. See page 64.
The Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. In the first quarter of 2026, the Audit Committee unanimously reappointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. PricewaterhouseCoopers has served as the Company’s independent auditor since 1982.
In determining that retaining PricewaterhouseCoopers for 2026 was in the best interests of the Company and its stockholders, the Audit Committee reviewed:
•The efficiencies of continued engagement
•The effectiveness of the audit
•Their expertise and industry knowledge
•External data on audit quality and performance
•Reasonableness of their fees
•Communication with management and the Audit Committee
•Key support from lead engagement partner
•Auditor independence
•Strong support for the ratification proposal at the 2025 annual meeting

4	CONMED 2026 Proxy Statement

Table of Contents	Proxy Summary
Meeting Details

Date and Time	Virtual Attendance	Record Date	Proxy Mail Date

Monday, May 18, 2026 11:30 a.m. EDT	www.virtualshareholder meeting.com/CNMD2026	March 24, 2026	On or about April 7, 2026

Your vote is important. Whether or not you plan to attend, we encourage you to vote promptly.
Ways to Vote

Via the Internet	By Telephone	By Mail

Prior to meeting: www.proxyvote.com At meeting: www.virtualshareholdermeeting.com/CNMD2026	(+1) 800-690-6903 (toll-free)	Sign, date and return your proxy card in the enclosed envelope

Please see CONMED’s Rules of Meeting Conduct posted on the meeting website for additional information about the rules and procedures for submitting questions.
Technical assistance will be available through the online platform during the 2026 annual meeting.

CONMED 2026 Proxy Statement	5

PROPOSAL ONE:
Election of Directors
The Board of Directors (the “Board”) has determined to fix the number of directors constituting the full Board at seven directors as of the 2026 annual meeting. Accordingly, at the annual meeting, stockholders will vote to elect a Board of seven directors to serve a one-year term and until their respective successors are duly elected and qualified, or until such earlier termination of service. All the nominees are currently directors, and have agreed to be named as director nominees in the Proxy Statement and serve if elected.

The Board of Directors unanimously recommends a vote “FOR” each nominee.

Director Nominees

Patrick J. Beyer	Mark Kaye

David Bronson	Kim Kelderman

LaVerne H. Council	Barbara J. Schwarzentraub

Charles M. Farkas

One-year terms. All directors are elected annually.
Director nominees with diverse governance, leadership and industry experience; annual review in connection with nomination process. Through regular refreshment, we have built a substantially independent Board that is exceptionally qualified and engaged. Each nominee meets the qualifications, attributes, skills and experience that the Board has established for continuing service on the Board. Further, we believe the combined attributes of the director nominees sufficiently address the Board’s responsibility to oversee critical matters relevant to the Company’s strategy and operations and strongly position the Board to continue to collectively serve in the best interests of the stockholders and Company. See below and “Corporate Governance” for additional information regarding the combined attributes of the director nominees, director independence, Board leadership, director refreshment and recruitment, key areas of Board oversight and the responsibilities of Board committees.
All directors are independent except the CEO; no related person transactions. The Board has affirmatively determined that the director nominees, except Mr. Beyer, are independent under the applicable rules of the NYSE. There are no family relationships among any of our directors or executive officers, and no directors had a related person transaction that was reportable for 2025.
Appropriate tenure and Board refreshment, supported by term limit policy. The current average tenure of our independent directors is approximately six years. Since 2019, four directors have joined the Board and seven directors have ended their Board service.
Strong support at 2025 annual meeting. Each director nominee for the 2026 annual meeting received approximately 98% or more of the stockholder votes for election at the 2025 annual meeting.
Voting Mechanics
We do not expect that any director nominee will be unavailable or will decline to serve. However, if the foregoing occurs, the shares represented by proxies with the Company will be voted for the election of such substitute nominee determined by our Board, if any.
Notwithstanding the plurality voting standard for the election of directors, the Corporate Governance Principles provides that if the election of directors is uncontested, a director nominee who does not receive the vote of at least the majority of the votes cast is expected to tender a resignation to the Board. The Corporate Governance and Nominating Committee will recommend to the Board whether to accept or to reject the tendered resignation within 90 days after the certification of the election results. The Board will act on the resignation, considering such recommendation, and will publicly disclose the decision. If the Board does not accept the director nominee’s resignation, the director will continue to serve the current term in the ordinary course. If the Board accepts the director nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board.

6	CONMED 2026 Proxy Statement

Table of Contents	Proposal One
Director Nominees

Patrick J. Beyer

President and Chief Executive Officer CONMED Corporation	Age: 60	Director Since: 2025	Independence: No

Current Committees: None

Professional Experience:
CONMED Corporation (NYSE: CNMD)
•President and Chief Executive Officer, Since 2025
•Chief Operating Officer, 2024
•President of International and Global Orthopedics, 2020 - 2024
•President of CONMED International, 2014 - 2020
ICNet
•Chief Executive Officer, 2010 - 2014
Stryker Corporation (NYSE: SYK)
•President, Stryker EMEA, 2009 - 2010
•VP Sales and Marketing, Stryker Europe, 2005 - 2009
•Various prior positions in general management, 1997 - 2001

Other Public Company Boards:
Bioventus Inc. (Nasdaq: BVS), Since 2021
•Audit and Risk Committee, Since 2021
Education:
•Harvard Business School, Advanced Management Program
•Western Michigan University, Master of Business Administration in Finance
•Kalamazoo College, Bachelor of Arts in Economics

Skills:
Mr. Beyer’s qualifications for election to the Board include Mr. Beyer’s vital role as the President and Chief Executive Officer of the Company. Mr. Beyer offers industry experience from global commercial, operational and leadership perspectives.

David Bronson

Retired	Age: 72	Director Since: 2015	Independence: Yes

Current Committees: Audit (Since 2025), Corporate Governance and Nominating (Since 2016, Chair 2019 - 2025)

Professional Experience:
PSS World Medical, Inc.
•Executive VP & Chief Financial Officer, 2002 - 2013
Digineer, Inc.
•Chief Financial Officer, 2001 - 2002
VWR Scientific Products
•Chief Financial Officer, 1995 - 1999
Baxter Healthcare, Inc.
•Various senior financial executive positions, 1980 - 1995

Other Boards:
Labsco, Inc., 2013 - 2016
•Audit Committee
AxelaCare, Inc., 2013 - 2015
•Audit Committee (Chair)
Education:
•Northwestern University's Kellogg School of Business, Master of Science in Management Studies
•California State University, Bachelor of Science in Accounting

Skills:
Mr. Bronson’s qualifications for election to the Board include substantial experience as a Chief Financial Officer generally, and specifically in the healthcare industry, as well as financial and accounting expertise acquired through prior positions. The Board has determined Mr. Bronson’s significant finance and accounting expertise qualifies Mr. Bronson as an “audit committee financial expert” under SEC rules. Mr. Bronson’s exposure to, and familiarity with, healthcare services matters provide an important perspective to the Board.

CONMED 2026 Proxy Statement	7

Proposal One	Table of Contents

LaVerne H. Council, Independent Chair of the Board

Chief Executive Officer Emerald One, LLC	Age: 64	Director Since: 2019	Independence: Yes

Current Committees: Compensation (Since 2024), Corporate Governance and Nominating (Since 2025, Chair Since 2025)

Professional Experience:
Emerald One, LLC
•Chief Executive Officer, Since 2019
Grant Thorton LLP
•National Managing Principal, Enterprise Technology Strategy & Innovation, 2017 - 2019
MITRE Corporation
•Senior VP and General Manager, 2017 - 2017
United States Department of Veterans Affairs
•Assistant Secretary for Information & Technology and Chief Information Officer, 2015 - 2017
Council Advisory Services, LLC
•Chief Executive Officer, 2012 - 2015
Johnson & Johnson (NYSE: JNJ)
•Corporate VP and Global Chief Information Officer, 2006 - 2011
Dell, Inc. (NYSE: DELL)
•Several roles of increasing responsibility, including as the Global VP, Information Technology, Global Business Solutions, & Development Services

Other Public Company Boards:
Thomson Reuters Corporation
(NASDAQ, TSX: TRI), Since 2022
•Audit Committee, Since 2022
•Risk Committee, Since 2022
Concentrix Corporation
(NASDAQ: CNXC), Since 2020
•Audit Committee, Since 2020
•Compensation Committee, Since 2020
Education:
•Drexel University, honorary Doctorate of Business Administration
•Illinois State University, Master of Business Administration
•Western Illinois University, Bachelor of Business Administration

Skills:
Ms. Council’s qualifications for election to the Board include extensive experience as a global operations and information technology executive with budgets ranging up to $4.5 billion per year. Her significant public company board and board committee experience provides her with key expertise and perspectives to guide the Board as its independent Chair. The Board and Company strongly benefit from the perspective that Ms. Council brings to the Board and the Company as a result of Ms. Council’s business experience and governance leadership.

Charles M. Farkas

Retired	Age: 74	Director Since: 2014	Independence: Yes

Current Committees: Corporate Governance and Nominating (Since 2024), Strategy (Since 2016, Chair Since 2024)

Professional Experience:
Bain & Company Inc.
•Senior Partner, 2015 - 2026
•Various other roles over more than 45 years advising chief executives and senior managers of leading medical technology and pharmaceutical companies, including as a Senior Partner and Global Co-Head of the Healthcare Practice, Managing Director of Bain Canada, and global leader of the Financial Services practice

Other Boards:
Medzown, Since 2024
The John A. Hartford Foundation, Since 2015
Medicinal Genomics, Chair, Since 2015
Wellist, Chair, Since 2014
Harvard Medical School, 2005 - 2017
Education:
•Harvard Business School, Master in Business Administration
•Princeton University, Bachelor of Arts

Skills:
Mr. Farkas’ qualifications for election to the Board include more than 40 years working in the healthcare and medical technology fields in the U.S. and around the world. Mr. Farkas provides the Board with valuable strategic and governance perspectives, drawing on vast experience inside and outside the healthcare industry.

8	CONMED 2026 Proxy Statement

Table of Contents	Proposal One

Mark Kaye

Executive VP and Chief Financial Officer and President of Carelon Elevance Health	Age: 46	Director Since: 2025	Independence: Yes

Current Committees: Audit (Since 2025), Strategy (Since 2025)

Professional Experience:
Elevance Health, Inc. (formerly Anthem) (NYSE: ELV)
•Executive VP, CFO and President of Carelon, Since 2026
•Executive VP and Chief Financial Officer, 2023 - 2026
Moody’s Corporation (NYSE: MCO)
•Executive VP and Chief Financial Officer, 2021 - 2023
•Senior VP and Chief Financial Officer, 2018 - 2021
Massachusetts Mutual Life Insurance Company
•Senior VP and Head of Financial Planning & Analysis, 2016 - 2018
•Chief Financial Officer of MassMutual U.S., 2015 - 2016
Voya Financial, Inc. (NYSE: VOYA)
•Chief Financial Officer and Senior VP, Retirement Solutions, 2011 - 2015
ING U.S. and ING Group, N.V. (NYSE: ING)
•Various senior financial and risk reporting positions
Credit Suisse First Boston
•Investment banking division

Other Boards:
BCS Financial Corporation, Since 2024
•Audit and Investment Committees
Education:
•The Wharton School at the University of Pennsylvania, Master of Business Administration in Finance
•University of Pennsylvania, Bachelor’s in Actuarial Science and Statistics

Skills:
Mr. Kaye’s qualifications for election to the Board include extensive experience as a Chief Financial Officer generally, and in the healthcare industry, as well as financial and accounting expertise acquired through prior positions. The Board has determined Mr. Kaye’s significant finance and accounting expertise qualifies Mr. Kaye as an “audit committee financial expert” under SEC rules. Mr. Kaye’s familiarity with healthcare services, and strong background in corporate governance, risk management and financial oversight, provide an important perspective to the Board.

Kim Kelderman

President and Chief Executive Officer Bio-Techne	Age: 58	Director Since: 2025	Independence: Yes

Current Committees: Corporate Governance and Nominating (Since 2025), Strategy (Since 2025)

Professional Experience:
Bio-Techne Corporation (Nasdaq: TECH)
•President and Chief Executive Officer, Since 2024
•Chief Operating Officer, 2023 - 2024
•President, Diagnostics and Genomics Segment, 2018 - 2024
Thermo Fisher Scientific Inc. (NYSE: TMO)
•Led businesses of increasing size and complexity, including the Platforms and the Content of the Genetic Sciences Division, 2010 - 2018
Becton, Dickinson & Company (NYSE: BDX)
•Senior Segment Leader, 2006 - 2010

Other Public Company Boards:
Bio-Techne Corporation (Nasdaq: TECH), Since 2024
Other Boards:
Analytical, Life Science & Diagnostics Association, Since 2023
StatLab Medical Products, Since 2021
Education:
•Hogeschool Heerleen of Applied Sciences (Netherlands), Bachelor of Science

Skills:
Mr. Kelderman’s qualifications for election to the Board include extensive global leadership experience across large and mid-cap life sciences businesses, with a strong track record in global operations, innovation and strategy. The Board and Company benefit from the perspective that Mr. Kelderman brings from extensive executive management experience and expertise leading the growth of biotechnology companies.

CONMED 2026 Proxy Statement	9

Proposal One	Table of Contents

Barbara J. Schwarzentraub

Retired	Age: 60	Director Since: 2019	Independence: Yes

Current Committees: Audit (Since 2019, Chair Since 2021), Compensation (Since 2025)

Professional Experience:
Caterpillar Inc. (NYSE: CAT)
•Director and Divisional Chief Financial Officer for Global Information Services Division, 2017 - 2020
•Director of Global Component Manufacturing and Supply Chain, 2016 - 2017
•VP of Caterpillar Logistics Service Inc. and Director of Caterpillar Parts Distribution, 2010 - 2016
•Director of Global Finance Transformation, 2006 - 2010
•Other roles of increasing responsibility within Caterpillar
Education: •Bradley University, Master of Business Administration •Bradley University, Bachelor of Science in Accounting

Skills:
Ms. Schwarzentraub’s qualifications for election to the Board include extensive global experience in information technology and supply chain management, leading large organizations, and finance and accounting. The Board has determined Ms. Schwarzentraub’s significant finance and accounting expertise qualifies Ms. Schwarzentraub as an “audit committee financial expert” under SEC rules. The Board and Company benefit from the perspectives that Ms. Schwarzentraub brings to the Board and the Company as a result of Ms. Schwarzentraub’s business and financial experience.

Director Independence
Seven of eight directors, and six of seven director nominees, are independent; all Board committees solely consist of independent directors
The Board recently undertook its annual review of director independence in accordance with the applicable NYSE rules. The independence rules include a series of objective tests, including that the director is not employed by the Company and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Board has affirmatively determined that each of Mr. Bronson, Mr. Concannon, Ms. Council, Mr. Farkas, Ms. Goldberg Aronson (through the expiration of Ms. Goldberg Aronson’s term on July 7, 2025), Mr. Kaye, Mr. Kelderman, Ms. Schwarzentraub and Dr. Workman (through the expiration of Dr. Workman’s term on May 20, 2025) are independent under the applicable NYSE rules. Mr. Beyer is employed by the Company and therefore is not an independent director.
Each member of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee is independent under the applicable NYSE rules. In addition, the Board has affirmatively determined that the members of the Audit Committee and Compensation Committee qualify as independent in accordance with the additional independence rules established by the Securities and Exchange Commission (the “SEC”) and the NYSE.

10	CONMED 2026 Proxy Statement

Table of Contents	Proposal One
Skills Matrix
The Corporate Governance and Nominating Committee maintains a detailed skills matrix, which it reviews regularly and updates as needed. The skills matrix includes the skills, qualifications and backgrounds that the Corporate Governance and Nominating Committee believes are particularly valuable to enable the Board to fulfill its roles and responsibilities in alignment with the Company’s operations and strategy and to serve in the best interests of the Company and its stockholders. The Corporate Governance and Nominating Committee, along with the Board, uses the skills matrix as a guide to assist in long-term Board succession planning and in connection with a specific director search process.
The Board believes the skills set forth below are among the most significant tracked in the internal skills matrix. The table below is designed to indicate that a director nominee has a particular strength in that area, and the lack thereof does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience.

Skills

Governance
Strategic Planning	●	●	●	●	●	●	●	7/7
Sales & Marketing Expertise	●			●				2/7
Operational Effectiveness	●	●	●	●	●	●	●	7/7
Finance	●	●	●	●	●	●	●	7/7
Organizational Capability / Succession Planning	●	●	●	●	●	●	●	7/7
Stockholders / Capital Markets Experience	●	●			●	●		4/7
Company/Industry
Technology and Innovation / R&D	●		●	●		●	●	5/7
Medical Device Experience	●	●	●	●	●	●		6/7
International Experience	●		●	●	●	●	●	6/7
Gender of Nominees

29% of our nominees are women.

Average Age of Nominees

Average age of our director nominees is 62 years old.
Tenure of Independent Nominees

Average tenure of our independent directors is 6.2 years.

CONMED 2026 Proxy Statement	11

Proposal One	Table of Contents
Director Availability and Other Public Company Board Service
Reasonable limits on other Board and Board committee service aligned with market practices
The Board expects each new or continuing director to allot appropriate time, attention, effort and priority to Company matters. The Corporate Governance and Nominating Committee and Board evaluate such matters through a review of an individual’s current professional obligations and other significant time commitments, potential business and legal conflicts of interest, multiple interviews (for new candidates) and a review of overall performance as well as attendance at, preparedness for, and participation in the Board and Board committee meetings as well as communications and availability between meetings (for directors seeking re-nomination).
The Corporate Governance Principles include specific limitations on the number of other public company boards on which the directors may serve, which were revised in February 2026 to further align with market practice. These limitations are described below.

Individual	Limitation

Public Company Executive Officer (including of the Company)	One public company board (in addition to the Company)
Other Persons	No more than three public company boards (in addition to the Company)
The Corporate Governance Principles includes additional restrictions on Board service:
•A director who serves on the Company’s Audit Committee may not serve on the audit committee of more than two other public companies (unless otherwise determined and disclosed pursuant to NYSE rules).
•A director may not serve on the board of any company that competes or is expected to compete with the Company.

12	CONMED 2026 Proxy Statement

Table of Contents	Proposal One
Board Refreshment and Term Limits
The Board regularly evaluates the Company’s evolving needs and adds new skills, qualifications, and experience as necessary to ensure that the Board remains capable of addressing the Company’s future risks, trends, and opportunities. The Board values the mix of historical and institutional knowledge of its longer-tenured directors, and the fresh perspectives from its newer directors.
Under the director term limits set forth in the Corporate Governance Principles:
•Independent directors are expected to resign upon having completed 12 one-year terms beginning on such person’s initial election at an annual meeting of stockholders.
•The director term limit can be waived for extraordinary circumstances by approval of a majority of independent directors.
From 2025 to 2028, we have had or will have one director each year who is has or is expected to resign in accordance with the director term limits. Therefore, the Corporate Governance and Nominating Committee has been actively engaged in a comprehensive director succession planning process to help ensure the Board is well-positioned to continue to serve the needs of our stockholders. Periodically, the Corporate Governance and Nominating Committee retains a third-party search firm to assist in identifying and evaluating candidates. In 2025, a third-party search firm identified Mr. Kelderman, leading to such appointment.
The Board maintains an active board refreshment process, with four added directors and seven departed directors since 2019, providing a strong mix of experience, skills and backgrounds.

1.EVALUATE

current Board composition, update skills matrix and identify targeted skills and qualifications.

2.IDENTIFY

pool of candidates primarily through national third-party search firms, as well as recommendations from directors, industry contacts, third-party advisors and stockholders.

3.ASSESS

pool of candidates together with incumbents to balance continuity, knowledge, skills, qualifications, experience and perspectives.

4.CONDUCT

comprehensive evaluations and initial interviews with key candidates, by the Corporate Governance and Nominating Committee.

5.MAKE

recommendations to the Board to nominate a candidate for the annual meeting or appoint a candidate during the year.

6.APPROVE

nominations or appointments, by the Board.

RECENT INDEPENDENT DIRECTOR REFRESHMENT (Year of Appointment/Election)

Laverne Council (2019)

Barbara Schwarzentraub (2019)

Mark Kaye (2025)

Kim Kelderman (2025)

EXPECTED RESIGNATION YEAR PER DIRECTOR TERM LIMIT POLICY

Brian Concannon (Announced - 2026)

Charles Farkas (2027)

David Bronson (2028)

In addition, our Corporate Governance and Nominating Committee regularly evaluates and makes recommendations to the Board to refresh the membership and leadership of the various Board committees. As revised in 2025, the Corporate Governance Principles provide that Chairs of Board committees should expect to rotate every three to five years.

CONMED 2026 Proxy Statement	13

Corporate Governance
Leadership Structure
The Board is led by an independent Chair who provides significant leadership for the independent directors and partners with the Chief Executive Officer to ensure efficient and aligned execution of the Board’s oversight, decision making and delegation of authority.
We believe strong Board leadership is essential for the Board to perform its oversight function effectively and to allocate authority and responsibility appropriately between the Board and management. It is also important for the Board to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions and the needs and opportunities of the Company at any given time.
Historically, the Board combined the role of Chair of the Board and Chief Executive Officer, supported by a Lead Independent Director. In connection with the planned leadership transition to Mr. Beyer and related management succession planning, effective October 31, 2024, the Board appointed Ms. Goldberg Aronson, the former Lead Independent Director since 2020, as the independent Chair of the Board. In May 2025, the Board appointed Ms. Council, who has served on the Board since 2019, to serve as the independent Chair.
The Board continues to believe that its current leadership structure remains the most appropriate for the Company and its stockholders at this time as it promotes enhanced leadership by the independent directors, thereby strengthening the Board’s oversight role, and providing Mr. Beyer with greater focus on executing the Company’s strategy, managing the day-to-day operations of the Company and continuing to develop the leadership team that was impacted by significant succession.
The Board regularly engages in a disciplined and robust evaluation of the leadership structure based on corporate governance standards, market practices and the Company’s specific needs and circumstances. If the Board determines in the future to combine the roles of Chair and Chief Executive Officer, the independent directors intend to select a Lead Independent Director with specified responsibilities to maintain many of the benefits of having an independent Chair of the Board.
Independent Chair Duties
•Prepares the agenda for Board meetings
•Establishes the schedule for Board and Board committee meetings
•Provides leadership for the Board during the meetings by presiding over the meetings and regularly communicating with directors between meetings
•Presides over the executive sessions of the independent directors, and will convey any communications from the independent directors to the CEO
•Establishes the priorities for the Board
•Guides the Board’s annual evaluation of the CEO
•Is available, as needed, to meet with stockholders
Meetings of the Board
In 2025, the full Board met eight times and active directors attended every meeting. As set forth in the Company’s Corporate Governance Principles, directors will participate in the annual meeting, absent exceptional circumstances. All director nominees standing for election at the 2025 annual meeting attended such meeting.
Board Committees
Strong independent leadership through active Board committees, with regular refreshment of Chairs and members.
The Company’s Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee. Current Chairs and members of each Board committee are named below.
In accordance with the Corporate Governance Principles, Committee Chairs are expected to serve a term of three to five years. In addition, the Corporate Governance and Nominating Committee regularly reviews Committee membership for appropriate rotation.
Set forth below is a summary of the key roles and responsibilities of each Board committee as set forth in their respective charter, as well as key activities and achievements in 2025. Each Board committee reviews its charter at least annually to ensure compliance with applicable rules and laws, implement good governance practices, align with the Company’s operations and strategy, and set an appropriate governance culture.

14	CONMED 2026 Proxy Statement

Table of Contents	Corporate Governance

Audit Committee

Chair:

Barbara J. Schwarzentraub Other Members: David Bronson Mark Kaye

The Audit Committee currently consists of three independent directors. As more fully detailed in its charter, the Audit Committee has the following responsibilities:
•Oversee accounting and financial reporting principles, policies and internal accounting controls and procedures.
•Appoint, retain, evaluate and compensate the outside independent registered public accounting firm.
•Pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.
•Review financial statement disclosure, including any significant judgments.
•Oversee the Company’s disclosure controls and procedures and internal control over financial reporting.
•Review transactions for potential approval in accordance with the Related Party Transactions Policy and Procedure.
•Oversee the Company’s internal audit function, including approving the internal audit charter and lead internal auditor, as well as reviewing the annual scope, work plan and risk assessment process.
•Oversee certain compliance matters, including the Company’s process for receiving and evaluating complaints regarding issues associated with accounting, audit, fraud or other material risks to the business.
The Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chair of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next regular meeting.
Mr. Kaye was appointed to this Committee concurrent with appointment to the Board in February 2025.
In 2025, the Audit Committee met 10 times and all active Committee members attended every meeting.

KEY ACTIVITIES AND ACHIEVEMENTS IN 2025

•Global tax strategy
▪Reviewed the global tax landscape to align the Company’s structure to reduce risk and exposure.
•Related party transactions
▪Updated the policy to further align with best practices and enhance internal review process.
•Tariff strategy
▪Evaluate the potential impact of new tariffs and develop a strategy to minimize the business impact.
•Cybersecurity risks
▪Comprehensive review of technology systems and training programs to mitigate potential exposure, including a consideration of how artificial intelligence may impact these risks.
•Compliance program
▪Committee was actively engaged in overseeing the compliance program.
•Transition of lead engagement partner from PricewaterhouseCoopers
▪The current lead engagement partner began service in 2025, following a selection process in 2024 supported by the Audit Committee. In 2025, the Audit Committee Chair and Audit Committee oversaw an orderly transition process.

CONMED 2026 Proxy Statement	15

Corporate Governance	Table of Contents

Compensation Committee

Chair:

Brian P. Concannon Other Members: LaVerne H. Council Barbara J. Schwarzentraub

The Compensation Committee currently consists of three independent directors. As more fully detailed in its charter, the Compensation Committee has the following responsibilities (which can also be delegated to a subcommittee of its members):
•Establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs.
•Unless approved by the independent directors or together with the independent directors (at the discretion of the Board), approve corporate goals relevant to the compensation of the CEO, evaluate the performance of the CEO and approve all components of the CEO’s compensation based on this evaluation.
•Approve all components of compensation for all other executive officers.
•Approve all equity awards pursuant to the Company’s incentive compensation plans.
•Approve any severance, termination agreements or other payments to executive officers, other than the CEO (which is approved by the independent directors).
•Review the Company’s policies with respect to recoupment of compensation or clawbacks.
•Evaluate the results of any stockholder votes on compensation matters.
•Assess and oversee risks associated with the Company’s compensation programs.
•Oversee regulatory compliance with respect to compensation matters.
•Recommend to the Board the components and amount of compensation paid to the independent directors.
Ms. Schwarzentraub was appointed to this Committee in May 2025.
In 2025, the Compensation Committee met four times and all active Committee members attended every meeting.

KEY ACTIVITIES AND ACHIEVEMENTS IN 2025

•CEO compensation established for 2025
▪In 2024, led detailed review process of compensation of Mr. Beyer in connection with Mr. Beyer’s CEO promotion, leading to recommendation to independent directors. In addition, continued focus on significant perquisites and the foreign currency impacts due to Mr. Beyer’s location in the U.K. Mr. Beyer’s revised compensation program for 2025 is described in CD&A.
•Consideration of equity holding power
▪Historical equity award programs emphasized stock options, which were substantially underwater.
▪In 2025, the Committee worked with Compensia, Inc., the Committee’s independent compensation consultant, over multiple meetings to review numerous strategies to address equity holding power and the impact of significant overhang / dilution from unexercised vested stock options.
▪The foregoing work eventually led to further refinements of the equity award program for 2026 and the enhanced stock ownership guidelines in late 2025.
•2025 Long-Term Incentive Plan - recommended to and approved by the stockholders
▪At the 2025 annual meeting, stockholders approved the plan following the recommendation of the Board and Committee, which included a 3.6 million increase in the shares reserved for issuance.
•Benchmarking of NEO severance (including upon a change in control) and retirement
▪In 2025, the Committee worked with Compensia over multiple meetings to benchmark its severance benefits, as well as the treatment of equity upon retirement.

16	CONMED 2026 Proxy Statement

Table of Contents	Corporate Governance

Corporate Governance and Nominating Committee

Chair:

LaVerne H. Council Other Members: David Bronson Charles M. Farkas Kim Kelderman

The Corporate Governance and Nominating Committee currently consists of four independent directors. As more fully detailed in its charter, the Corporate Governance and Nominating Committee has the following responsibilities:
•Identify individuals to serve on the Board and recommend to the Board the nominees to stand for election as directors or persons to appoint to the Board to fill any vacancies.
•Recommend to the Board the Chairs and members of each Board committee.
•Evaluate the leadership structure of the Board and Board committees.
•Recommend to the Board a set of corporate governance principles.
•Establish procedures to facilitate the self-evaluation of the Board.
•Recommend to the Board the number of members who will constitute the full Board and the size of each respective Board committee.
Mr. Bronson ended service as Chair of this Committee in May 2025, after six years in the role. Ms. Council was appointed to the Committee as Chair in May 2025. Mr. Kelderman was appointed to this Committee concurrent with appointment to the Board in September 2025.
In 2025, the Corporate Governance and Nominating Committee met four times and all active Committee members attended every meeting.

KEY ACTIVITIES AND ACHIEVEMENTS IN 2025

•Continued multi-year refreshment process
▪Ongoing refreshment of directors, Chair of Board, Committee Chairs and Committee members
▪Regular review of desired Board size, as well as director skills and experience, to ensure alignment with current and planned Company operations and strategy
•Regular review and updates to key governance policies
•Enhanced Board orientation and training program
▪In 2025, utilized enhanced orientation for Mr. Kaye and Mr. Kelderman
•Leadership in the Board, Committee and director self-evaluation process
▪Ensuring substantive process to lead to enhanced governance and oversight, in the interests of the Company and its stockholders

Strategy Committee

Chair:

Charles M. Farkas Other Members: Brian P. Concannon Mark Kaye Kim Kelderman

The Strategy Committee currently consists of four independent directors. As more fully detailed in its charter, the Strategy Committee has the following responsibilities:
•Oversee the development and implementation of the Company’s long-term corporate strategy.
•Oversee the Company’s strategic goal setting process, including establishing and evaluating Company performance against key competitive metrics.
•Advise on strategic investment, acquisition and divestiture opportunities.
•Review capital structure and allocation matters.
Mr. Kaye and Mr. Kelderman were appointed to this Committee concurrent with appointment to the Board in February 2025 and September 2025, respectively.
In 2025, the Strategy Committee met five times and all active Committee members attended every meeting.

KEY ACTIVITIES AND ACHIEVEMENTS IN 2025
•Oversaw management’s development, evaluation and implementation of the corporate strategy •Assisted the Board in fulfilling its oversight responsibilities relating to long-term strategy

CONMED 2026 Proxy Statement	17

Corporate Governance	Table of Contents
2026 Board Committee Changes
The following Committee Chair and member positions will change effective as of the 2026 annual meeting. Such changes were made in the ordinary course following recent Board refreshment as well as in alignment with the principles set forth in the Company’s governance policies.
•Mark Kaye will become the Chair of the Audit Committee.
•Barbara J. Schwarzentraub will become the Chair of the Compensation Committee.
•David Bronson will become a member of the Compensation Committee and will no longer serve on the Corporate Governance and Nominating Committee.
•Brian P. Concannon is not standing for re-election and therefore will no longer serve on the Compensation Committee (Chair) or Strategy Committee.
Oversight of Operations and Strategy
The Board and management partner throughout the year to drive key operating and strategic initiatives, with a focus on long-term value creation for stockholders
Oversight of the Company’s business strategy is one of the Board’s key responsibilities. The Board’s role includes assessing the Company’s current strategy as well as evaluating proposed changes or new strategies. The Board monitors the development of strategic initiatives as well as progress against the goals associated with those initiatives throughout the year. To further support the Board’s efforts in overseeing corporate strategy, it has established a Strategy Committee that regularly reports up to the Board. See “--Board Committees” above for the specific objectives of the Strategy Committee.
In addition to regular discussions during scheduled meetings, the Board holds an annual strategy session that includes presentations from executives across the Company and in-depth reviews of industry trends, business unit performance, emerging opportunities and potential risks. Directors also periodically travel to key facilities to meet with local management and obtain a firsthand look at the Company’s operations.
While the Board oversees strategic planning, management is responsible for executing these business strategies. To monitor management’s performance, the Board receives regular updates and engages with senior leaders to assess the Company’s operational and financial performance and competitive positioning within the medical device and broader healthcare industries. As part of these updates, the Board also invites presentations by the next generation of leadership, which allows the Board to evaluate management’s development of a high-caliber talent pipeline.
In its oversight role, the Board annually discusses with management and reviews the Company’s budget, including capital expenditures, research and development expenses and other capital allocations, all of which are linked to long-term strategic priorities. The Board also approves significant transactions and operational initiatives, such as financings, acquisitions or dispositions, investments and restructurings. In 2025, significant transactions included entering into an amended and restated senior credit agreement, the authorization of a share repurchase program and suspension of our quarterly dividend program, manufacturing and operating efficiency projects and our announced intent to exit the gastroenterology product line. Risk oversight, as more fully described below, is fully integrated with the Board’s strategic oversight responsibilities.
The Board’s effectiveness in strategic and risk oversight is strengthened by the broad range of backgrounds and deep industry expertise of its directors. This integrated and proactive approach supports the Company’s agility, resilience and long-term success in a rapidly evolving environment.
Oversight of Risk
The Board and Board committees monitor fundamental risks and mitigation strategies to drive informed decision making on growth opportunities, supported by management’s enterprise risk management program
The Board, as a whole and through Board committees, maintains responsibility for overseeing the Company’s risk management process, including monitoring the “tone at the top” and our risk culture and overseeing emerging and strategic risks. On at least an annual basis, our Board reviews our long-term strategic plans, including discussion of strategic, operational and competitive risks. In addition to ordinary course matters, the Board’s oversight of risks in 2025 included our capital allocation strategy, supplier and related tariff challenges, macroeconomic challenges including inflation, regulatory and compliance matters, the early implementation stages of our new enterprise resource planning system and the impacts of foreign currency. Each Board committee oversees risks within their respective areas of responsibilities.
Management is responsible for day-to-day risk management. Our CEO and other senior leaders regularly report to the Board and Board committees to discuss risks. These management reports, along with reports from each Board committee regarding topics discussed at meetings, assist in the Board’s oversight of risk.

18	CONMED 2026 Proxy Statement

Table of Contents	Corporate Governance
In addition, in the interests of efficiency and allowing for more in-depth reviews, the Board has allocated the responsibilities for risk oversight as indicated in the following table as well as in “--Board Committees” above.

Risk	Board	Audit	Compensation	Corporate Governance and Nominating	Strategy

Compensation			●
Compliance	●	●
Cyber Security	●	●
Enterprise Risk	●
Financial Disclosure	●	●
Governance				●
Human Capital Management	●
Product Safety	●
Legal	●
Regulatory (FDA)	●
Business Strategy	●				●
M&A	●				●
Other Risks (e.g., Climate, ESG, other)	●
Enterprise Risk Management
The Company has instituted a thorough, comprehensive enterprise risk management program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise-wide risks that may affect our ability to achieve our business objectives. This program involves regular Board oversight along with updates on key risks by management, with subject matter experts within management, as appropriate, reporting at each regularly scheduled Board meeting on any material changes during the year as they arise. Executive management completes the following actions to create the enterprise risk management assessment:
•Aggregates all significant risks that may have a material impact on the Company.
•Assesses industry-wide risks as experienced by competitors and others in the same industry as well as emerging risks, including, for example, cybersecurity and geopolitical issues.
•Identifies a plan to mitigate, reduce or manage each identified risk, to the extent possible.
•Reviews each identified risk, with frequent monitoring of significant risks.
•Provides the Board with reports on the overall enterprise risk management process, including a dashboard showing the likelihood and potential of each risk identified, as well as an identification of the trends for each risk, with management providing more in-depth reviews of key risks identified by management, or as requested by the Board.
Board and Executive Succession Planning
The Board ensures that we have the right management talent to pursue our strategies successfully. A number of leadership updates have been implemented in recent years, including the appointment of our new CEO.
The entire Board is involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates and making key management succession decisions. Succession and development plans are regularly discussed with the CEO as well as without the CEO present in executive sessions of the Board. The Board ensures it has adequate opportunities to meet with and assess development plans for potential CEO and senior management successors to address identified gaps in skills and attributes. This occurs through various means, including management attendance at Board meetings, informal meetings and Board dinners, management presentations to the Board and Board committees and the comprehensive annual talent review by the Board. In addition, the Board annually discusses an emergency CEO succession plan.

CONMED 2026 Proxy Statement	19

Corporate Governance	Table of Contents
The Board has oversight responsibility for our executive leadership development and management succession planning is intended to support the development of executives and continuity of key leadership positions, which is important in our efforts to execute on our long-term strategic objectives. Our Board calendar includes at least one meeting each year at which the Board conducts a detailed talent review, which includes a review of the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. We strive to develop our next generation of leaders through intentional growth and internal mobility opportunities. Required skill sets and other criteria for key positions are established to assist in the identification of external candidates where required, and search firms or other resources may be utilized.
For information regarding Board succession planning, see “Proposal One: Election of Directors - Board Refreshment and Term Limits.”
Environmental, Social and Governance (ESG)
We believe our coordinated, thoughtful approach to ESG lends itself to a healthier, more sustainable future for our stakeholders, including our employees, customers, vendors, stockholders and community members. Our ESG strategy aligns with the scale of our business and the evolution of these matters across the medical device industry. Our goal is to manage the environmental and social impacts of our products and operations, supporting CONMED as a vendor of choice for healthcare providers worldwide in delivering exceptional outcomes for patients.
The Board oversees our ESG program and receives periodic updates on our ESG strategy and related initiatives from key management leaders and subject matter experts. The Board and Board committees review and evaluate management’s strategies, policies, activities and approach to ESG.
The ESG Steering Committee, a cross-functional group of senior leaders, provides strategic direction and prioritization of ESG initiatives. Our ESG leader provides management and oversight of our ESG program, and our employees engage in impactful initiatives around the globe.
Our annual ESG report discloses metrics relevant to our business. We also align our reporting with the Sustainability Accounting Standards Board standards for the Medical Equipment & Supplies industry and highlight connections to the United Nations Sustainable Development Goals.
Key Corporate Governance Policies and Practices
Annual Board Self-Evaluation
Robust process to evaluate and improve Board and Board committee performance
The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness. As such, the Board, and each Board committee, generally conduct annual self-evaluations. The self-evaluation was facilitated by an independent third-party advisor in 2024, and the Board intends to continue to utilize an independent third-party advisor periodically in the future.

Review of Process	▶	Questionnaire	▶	Summary of Results	▶	Follow Up

The Corporate Governance and Nominating Committee examines the evaluation process, determining the appropriate format, approach and questions to ensure process effectiveness.		Directors provide individual responses to the Board and Board committee evaluations on performance and effectiveness, and identify areas for improvement. Reviewed by an independent facilitator or other person.		Summarized results are first reviewed by the independent Board Chair with the Corporate Governance and Nominating Committee. Thereafter, the results are reviewed with the Board and each Board committee.		Results that require follow up or identify areas for improvement are implemented, as appropriate.

20	CONMED 2026 Proxy Statement

Table of Contents	Corporate Governance
Director Orientation and Continuing Education
Comprehensive program designed to position directors for success
Management believes it is important to work with the Board to provide a thorough orientation for new directors joining the Board as well as ongoing educational sessions for directors regarding matters relevant to the Company’s business and strategy, as reflected in the Company’s Corporate Governance Principles. The Corporate Governance and Nominating Committee regularly reviews these matters to ensure effective implementation.

New Director Orientation
When a new director joins the Board, the director is provided with:
•A comprehensive business briefing, which provides an overview of CONMED and its business, products, markets, strategic plans and risks, enterprise risks and mitigation, and functional support.
•The opportunity to hold individual meetings with each director, as well as members of the senior management team from all key operational, commercial and functional areas.
•The opportunity to visit the Company’s facilities.

Continuing Director Education
The Company believes it is important to provide training and educational opportunities to the directors on critical issues impacting the Company, which continue to evolve with shifts in the macroeconomic, geopolitical, technology and regulatory environments.
For external opportunities, each director is provided with membership in the National Association of Corporate Directors, a leading national peer-to-peer director network that provides access to significant governance resources, chapter networks and conferences.
In addition, directors are provided with direct and informal training through Board materials and at meetings, including detailed updates provided by management on key topics throughout the year. Directors are also encouraged to raise topics of interest with management on which to present.
In 2025, the directors received formal updates on, among other things, various regulatory and corporate governance matters.

Corporate Governance Principles
Provides a framework and practical guidance to execute the Board’s oversight responsibilities
The Corporate Governance and Nominating Committee regularly reviews the Corporate Governance Principles adopted by the Board to confirm their appropriateness in light of our current and expected circumstances as well as evolving practices. The Corporate Governance Principles provide a structure for the directors to effectively oversee management. The Corporate Governance Principles address, among other things, the size and leadership structure of the Board, the structure of Board committees, selection of directors and director nominees, director tenure limits, risk oversight structure, limits on other board service and commitments, director responsibilities and expectations and the evaluation of our Board’s performance.
Code of Business Conduct and Ethics
Supports the mission of conducting business with integrity
The Company has adopted a Code of Business Conduct and Ethics which applies to all of the Company’s directors, officers and employees, including senior financial officers and the principal executive officer. This code is administered and enforced by the Company’s Compliance, Legal and Human Resources departments. This code documents standards reasonably necessary to: deter wrongdoing and to promote honest and ethical conduct; avoid conflicts of interest; provide full, fair, accurate and timely disclosure; comply with laws; report code violations internally on a prompt basis; and have accountability for adherence to the code. The code also permits anonymous reporting to an independent third party. Any amendments to the Code of Business Conduct and Ethics, or any waivers that are required to be disclosed by the rules of either the SEC or NYSE, will be posted on the Company’s website with certain other governance policies available in “Additional Key Resources” within four business days of any such amendment or waiver.

CONMED 2026 Proxy Statement	21

Corporate Governance	Table of Contents
Insider Trading Policy
Key risk mitigation policy through reasonable prohibitions, limitations and guidance
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of securities by directors, executives and certain other specified employees or persons. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Except in very limited circumstances, persons subject to the policy, including certain members of their family or entities they control, may not engage in any transactions of Company securities (or advise other persons to do so) while aware of material non-public information relating to the Company. The policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods for specified persons to reduce the likelihood of trading at times with a heightened risk of insider trading exposure.
Further, the policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability, including that such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.
Compensation Governance Policies
The Insider Trading Policy also addresses our prohibition on hedging or pledging Company securities and related matters. See “Compensation Discussion and Analysis - Compensation Governance Policies” for a description of such policies and other key compensation governance policies.
Communications with the Board
Stockholders and other interested parties who wish to communicate with the Board as a group or an individual director may do so by sending correspondence to the attention of the Corporate Secretary of the Company at 11311 Concept Blvd, Largo, FL 33773 with a cover letter specifying the intended recipient.
Stockholders who wish to recommend a prospective nominee for our Corporate Governance and Nominating Committee to consider for election to our Board may notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

22	CONMED 2026 Proxy Statement

Non-Employee Director Compensation
The Company pays its non-employee directors a mix of cash and equity compensation to attract and retain qualified candidates to serve on the Board, and to further align the interests of non-employee directors and our stockholders.
The Board approves the non-employee director compensation program. The Compensation Committee supports the Board’s oversight role by making recommendations to the Board following its regular review of such program with the assistance of Compensia.
Every two years, Compensia provides a comprehensive review of the form and amount of non-employee compensation based on peer company market data, using the same peer group set utilized for the Compensation Committee’s review of our Named Executive Officers (“NEOs”).
Based on the recommendation of the Compensation Committee, the Board did not revise the non-employee director compensation program for 2025.
Cash Compensation Paid to Non-Employee Directors
For 2025, the cash compensation paid to non-employees is described below. Such amounts are paid quarterly in arrears.

Name	($)

Annual Board Cash Retainer
Lead Independent Director or Chair	120,000
Non-Employee Directors	70,000
Annual Committee Cash Retainer
Audit Committee Chair	30,000
Audit Committee Member	15,000
Corporate Governance and Nominating Committee Chair; Compensation Committee Chair	17,500
Corporate Governance and Nominating Committee Member; Compensation Committee Member	8,750
Strategy Committee Chair	15,000
Strategy Committee Member	7,500
Equity Compensation Awarded to Non-Employee Directors
Consistent with recent years, each non-employee director received an annual equity award with a grant value of $185,000, comprising of 80% stock options and 20% restricted stock units (“RSUs”). The number of stock options granted is determined by dividing the grant value by a Black-Scholes per share valuation as of the grant date. The number of RSUs granted is determined by dividing the grant value by the closing price of the Company’s common stock, par value $0.01 per share (“Common Stock”) on the grant date.
On June 2, 2025, each non-employee director received the annual equity award equity, comprised of 8,061 stock options and 668 RSUs, which, in each case, vest on June 2, 2026.
Upon appointment to the Board on February 24, 2025, Mr. Kaye received a prorated equity award with a grant value of $47,114, comprised of 1,846 stock options and 152 RSUs, which, in each case, vested on February 24, 2026. Mr. Kaye also received the full equity award in June 2025.
Upon appointment to the Board on September 8, 2025, Mr. Kelderman received a prorated equity award with a grant value of $134,766, comprised of 6,227 stock options and 500 RSUs, which, in each case, vest on September 8, 2026.

CONMED 2026 Proxy Statement	23

Non-Employee Director Compensation	Table of Contents
2025 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Other Compensation ($)	Total ($)

Directors at FYE 2025
David Bronson	97,140	36,994	148,000	—	282,134
Brian P. Concannon	95,000	36,994	148,000	—	279,994
LaVerne H. Council	123,010	36,994	148,000	—	308,004
Charles M. Farkas	93,752	36,994	148,000	—	278,746
Mark Kaye[3]	78,625	46,413	185,695	—	310,733
Kim Kelderman[4]	26,954	26,915	107,852	—	161,721
Barbara J. Schwarzentraub	105,362	36,994	148,000	—	290,356
Directors Departed in 2025[5]
Martha Goldberg Aronson	66,274	36,994	148,000	—	251,268
Dr. John L. Workman	36,316	—	—	—	36,316
(1)Amounts in this column reflect the annual cash retainer for Board and Board committee service, including a prorated portion of fees as applicable.
(2)Amounts in these columns reflect the grant date fair value of RSUs and stock options, respectively, in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. The grant date fair value of RSUs is based on the Company’s closing stock price on the grant date. The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options. The assumptions made in the valuation of these awards are set forth in Note 9 to the consolidated financial statements in the 2025 Annual Report.
(3)Mr. Kaye was appointed to the Board on February 24, 2025. Mr. Kaye received a prorated portion of the annual equity compensation for service prior to the 2025 annual meeting.
(4)Mr. Kelderman was appointed to the Board on September 8, 2025. Mr. Kelderman received a prorated portion of the annual equity compensation for service after the 2025 annual meeting.
(5)Ms. Goldberg Aronson resigned from the Board effective July 7, 2025. Upon Ms. Goldberg Aronson’s resignation, Ms. Goldberg Aronson’s 2025 equity awards were fully accelerated. Mr. Workman did not stand for reelection in 2025 and was not granted an equity award in 2025. Each of Ms. Goldberg Aronson and Mr. Workman received a prorated portion of cash compensation in 2025.
Below is a summary of the stock options and RSUs outstanding for non-employee directors as of December 31, 2025.

Name	Stock Option Awards Outstanding (#)	RSUs Outstanding (#)

David Bronson	36,330	668
Brian P. Concannon	29,773	668
LaVerne H. Council	23,538	668
Charles M. Farkas	36,330	668
Mark Kaye	9,907	820
Kim Kelderman	6,227	500
Barbara J. Schwarzentraub	22,223	668

24	CONMED 2026 Proxy Statement

Table of Contents	Non-Employee Director Compensation
Director Stock Ownership Requirements and Policy Prohibiting Hedging and Pledging of Company Stock
In order to directly align the interests of the non-employee directors with the long-term interests of the stockholders, the Company maintains stock ownership guidelines to ensure and encourage share ownership by directors. The Compensation Committee reviews these guidelines and makes recommendations to the Board. Based on a review of market practice, the Board amended these guidelines effective December 31, 2025 to increase the directors’ share ownership requirement to five times their annual Board retainer fee. Directors are required to satisfy these ownership guidelines by the later of (i) the third anniversary of the effective date of an amendment or (ii) the fifth anniversary of joining the Board. These ownership guidelines also require directors to retain 50% of all net RSUs until the minimum share ownership level is achieved. All of our non-employee directors were in compliance with these guidelines as assessed as of December 31, 2025.
Non-employee directors are subject to the Company’s prohibition on hedging or pledging Company stock. See “Compensation Discussion and Analysis - Compensation Governance Policies - Policy Prohibiting Hedging and Pledging of Company Stock” for more information.

CONMED 2026 Proxy Statement	25

Executive Officers

Patrick J. Beyer President and CEO Age 60
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•President and Chief Executive Officer, Since 2025
•Chief Operating Officer, 2024
•President of International and Global Orthopedics, 2020 - 2024
•President of CONMED International, 2014 - 2020
ICNet
•Chief Executive Officer, 2010 - 2014
Stryker Corporation (NYSE: SYK)
•President, Stryker EMEA, 2009 - 2010
•VP Sales and Marketing, Stryker Europe, 2005 - 2009
•Various prior positions in general management, 1997 - 2005

Other Public Company Boards:
Bioventus Inc. (Nasdaq: BVS), Since 2021
•Audit and Risk Committee, Since 2021
Education:
•Harvard Business School, Advanced Management Program
•Western Michigan University, Master of Business Administration in Finance
•Kalamazoo College, Bachelor of Arts in Economics

John David Ferrell EVP, Human Resources Age 58
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•EVP, Human Resources, Since 2022
•VP, Human Resources, International & Global Orthopedics, 2021 - 2022
•VP, Human Resources, International 2015 - 2021
Stryker Corporation (NYSE: SYK)
•VP, Human Resources for the Orthopedics Group, 2012 - 2015
•VP, Human Resources and Organizational Development, Europe, 2009 - 2012
•VP, Human Resources, Asia-Pacific, 2007 - 2009
•Various roles of increasing responsibility, 1994 - 2007
Education: •Michigan State University, Master of Arts in Labor and Industrial Relations •Oakland University, Bachelor of Arts in Psychology

Hollie Foust EVP, General Counsel and Corporate Secretary Age 51
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•EVP, General Counsel and Corporate Secretary, Since 2024
Cardinal Health, Inc. (NYSE: CAH)
•SVP, Deputy General Counsel, 2021 - 2024
•Several roles across legal and compliance with increasing responsibility, 2009 - 2021
Abbott Laboratories (NYSE: ABT)
•Various legal roles supporting the U.S. and international nutrition business
Bailey Cavalieri LLC
•Focused on banking and financing transactions
Other Boards: Mount Carmel Health System, Since 2024 •Chair of Integrity and Compliance Committee Education: •The Ohio State University, Bachelor degree and Juris Doctor

26	CONMED 2026 Proxy Statement

Table of Contents	Executive Officers

Richard Glaze Chief Information Officer Age 60
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•Chief Information Officer, Since 2023
Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA)
• IT Vice President, 2020 - 2023
SUN Pharmaceuticals Industries Ltd. (NSE: SUNPHARMA)
•IT Vice President, North America, 2016 - 2020
Ikaria (now Mallinckrodt plc)
•IT Vice President, 2013 - 2016
Hospira (now Pfizer) (NYSE: PFE)
•Sr. IT Director, 2010 - 2013
Johnson & Johnson (NYSE: JNJ)
•Various positions, 2002 - 2010

Education:
•Stern School of Business at New York University, Master of Business Administration
•Princeton University, Bachelor of Science
Additional Qualifications:
•More than10 years of experience in consulting at Andersen Consulting (now Accenture), PricewaterhouseCoopers, IBM and KPMG Consulting (now BearingPoint)

Brent Lalomia EVP, Regulatory Affairs, Quality Assurance, Clinical Affairs, Commercial Operations, and IT Age 51
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•EVP, Regulatory Affairs, Quality Assurance, Clinical Affairs, and Commercial Operations, and IT, Since 2025
•EVP, Regulatory Affairs, Quality Assurance, Clinical Affairs, and Commercial Operations, 2025
•VP, Quality Assurance, Regulatory Affairs, Customer Experience, and Logistics, 2023 - 2024
•VP, Quality Assurance and Regulatory Affairs, 2019 - 2023
Stryker Corporation (NYSE: SYK)
•VP, Quality Assurance and Facilities Management of the Stryker Instruments Division, 2014 - 2019
•Various roles of increasing responsibility, 1996 - 2014
Education: •University of Notre Dame, Master of Business Administration •Western Michigan University, Bachelor of Science in Mechanical Engineering

Andrew Moller Interim Principal Financial Officer VP, Corporate Controller Age 51
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•Interim principal financial officer, Since March 2026
•VP, Corporate Controller, Since 2025
Smith & Nephew PLC (NYSE: SNN)
•Various roles, most including as Global Controller and CFO Asia-Pacific, 2019 - 2024
Stanley Black & Decker, Inc. (NYSE: SWK)
•Various finance and audit positions
Coca-Cola Company (NYSE: KO)
•Various finance and audit positions
Ernst & Young LLP
•Auditor

Education:
•University of South Carolina, Master of International Business Studies
•College of Charleston, Bachelor of Science in Business Administration
Additional Qualifications:
•Certified Public Accountant

CONMED 2026 Proxy Statement	27

Executive Officers	Table of Contents

Johonna Pelletier Treasurer and VP, Tax Age 53	Professional Experience: CONMED Corporation (NYSE: CNMD) •Treasurer and VP, Tax, Since 2015 •Various tax roles, 2005 - 2015 PricewaterhouseCoopers LLP •Various roles, including as Tax Senior Manager	Education: •Le Moyne College, Bachelor of Science in Accounting Additional Qualifications: •Certified Public Accountant

Matthew Schabacker VP and General Manager, U.S. Advanced Surgical Age 45
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•Vice President and General Manager, U.S. Advanced Surgical, Since 2025
Becton, Dickinson & Company (NYSE: BDX)
•VP and General Manager, Pharmacy Automation, 2024 - 2025
•VP and General Manager, Advanced Drug Delivery Solutions, and Head of Global Business Development for Pharmaceutical Systems, 2022 - 2024
•VP, International Infusion, based in Eysins, Switzerland, 2020 - 2022
•Various U.S. and Global sales and marketing leadership roles of increasing responsibility, 2011 - 2020
McKinsey & Company, Inc.
•Management Consultant

Education:
•Rutgers University School of Pharmacy, Doctor of Pharmacy
•Columbia Business School of Columbia University, Master of Business Administration
Additional Qualifications:
•Experience as a practicing pharmacist

Peter K. Shagory EVP, Strategy and Corporate Development Age 57
Professional Experience:
CONMED Corporation (NYSE: CNMD)
•EVP, Strategy and Corporate Development, Since 2015
Cardinal Health, Inc. (NYSE: CAH)
•Led the strategy and business development efforts for the Medical Products Group within the Medical Segment and played a key role in the entry into interventional cardiovascular and the advanced wound care categories, 2013 - 2015
Robert W. Baird & Co. Incorporated
•Led the healthcare and life sciences investment effort, focusing on medical technology and research tools and diagnostics, 2004 - 2013

Education:
•Dartmouth’s Tuck School of Business, Master of Business Administration
•Miami University, Bachelor of Science in Finance
Additional Qualifications:
•More than 25 years of experience in healthcare venture investing and mergers and acquisitions through previous venture capital, investment banking and corporate roles

28	CONMED 2026 Proxy Statement

PROPOSAL TWO
Say on Pay
In accordance with Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Board requests your advisory vote on our NEO compensation.
The CD&A describes the Company’s compensation philosophy and pay practices relative to our NEOs. As described in the CD&A, compensation paid to our NEOs is heavily influenced by the Company’s financial performance, balancing the incentives to drive short-term and long-term goals. Further, the Compensation Committee and the Board of Directors believe that the Company’s compensation policies, procedures and philosophy serve to attract, retain and motivate our NEOs to achieve value for our stockholders.
The Board encourages stockholders to read the CD&A for a more complete description of the Company’s executive compensation policies and practices, as well as the Summary Compensation Table and other related compensation tables and narratives. The Compensation Committee and the Board of Directors believe the policies and procedures are effective in achieving the Company’s goals and that the compensation of our NEOs reported in this Proxy Statement reflects and supports these compensation policies and procedures.
Accordingly, we are asking stockholders to approve the following non-binding resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when evaluating our executive compensation programs.
At the 2023 annual meeting, stockholders recommended that we continue to hold annual advisory “say-on-pay” votes. The Board determined to follow the stockholders’ recommendation and continues to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of our NEOs each year at the annual meeting of stockholders. After this 2026 annual meeting, the next advisory vote on the compensation of our NEOs will occur at the Company’s 2027 annual meeting of stockholders.

The Board of Directors unanimously recommends a vote “FOR” this advisory resolution.

CONMED 2026 Proxy Statement	29

Compensation Discussion and Analysis

CD&A Table of Contents

Named Executive Officers	30	2025 NEO Target Pay Mix	36
Overview of NEO Compensation	30	2025 NEO Compensation	37
Compensation Philosophy	31	Key Impacts	37
Executive Compensation Best Practices	32	2025 Base Salary	37
Key Compensation Elements Summary	33	2025 Executive Bonus Plan	38
2025 Say-On-Pay Vote Results	33	2025 Equity Compensation	40
Compensation Setting Process	34	Additional Compensation Programs	44
Holistic Analysis	34	Employment Contracts; Termination of Service	45
Market Data	34	Preliminary 2026 Equity Compensation	45
Role of Board of Directors, Management, and Independent Compensation Consultant	35	Compensation Governance Policies	46

The following CD&A provides a description of CONMED’s NEO compensation philosophy and programs and, more specifically, discusses the process to determine the compensation of the NEOs.
Overview of NEO Compensation
Named Executive Officers
Our 2025 NEOs are identified below:

Name	Title as of December 31, 2025

Patrick J. Beyer[1]	President and Chief Executive Officer
Todd W. Garner[2]	Executive Vice President, Finance and Chief Financial Officer
Hollie Foust	Executive Vice President, General Counsel and Corporate Secretary
Brent Lalomia[3]	Executive Vice President, Regulatory Affairs, Quality Assurance, Clinical Affairs, Commercial Operations and IT
Peter K. Shagory	Executive Vice President, Strategy and Corporate Development
(1)Mr. Beyer was promoted effective January 1, 2025 from his prior role as Chief Operating Officer.
(2)Mr. Garner served as Chief Financial Officer through March 15, 2026. We expect Mr. Garner to remain employed in a non-executive role through November 2026. Such employment change has no impact on Mr. Garner’s compensation described in this CD&A for 2025.
(3)Mr. Lalomia was promoted to Executive Vice President, Regulatory Affairs, Quality Assurance, Clinical Affairs and Commercial Operations effective January 1, 2025. His role was further expanded to oversee IT as of December 2025.

30	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Compensation Philosophy
The Company’s NEO compensation program is designed to support the principles of the compensation philosophy
CONMED’s compensation philosophy is grounded in the need to attract, motivate and retain top talent who deliver performance aligned with stockholder interests and to foster an entrepreneurial mindset through appropriate balancing of growth and risk over the short and long term, in a manner that is cost efficient.

Compensation Philosophy Principle	How our NEO compensation program supports this principle

Attract, retain, and motivate top talent
•We provide competitive compensation programs that attract and retain talented executives with a strong track record of success, resulting in a high-performing leadership team.
•We continue to monitor market trends and adjust compensation programs accordingly, where relevant.

Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention
•Our incentive programs are designed to drive accountability for executing our strategy.
•Our annual bonuses are tied to achievement of total Company financial performance; one NEO also has additional performance goals tied to commercial performance given such person’s role.
•Since 2023, 50% (other NEOs) - 75% (CEO) of grant value has been issued in stock options, while the remaining grant value has been issued in target PSUs.
▪PSUs are based on the achievement of rTSR over a three-year performance period using the Standard & Poor’s Healthcare Equipment Select Index.
•We set target performance levels that are challenging and we set and reward achievement of commensurately more challenging goals with above-target payout levels.
•For Company financial performance in the annual bonus, target performance levels are aligned to the goals we communicate to stockholders.

Align the executives’ interests with those of stockholders through incentives linked to specific performance of objective goals
•Our program provides an appropriate mix of compensation elements balancing short-term and long-term considerations.
•Cash payments reward achievement of short-term goals, while equity awards encourage our executives to deliver sustained strong results over multi-year performance and vesting periods.
•We continue to emphasize the portion of our executive compensation delivered in the form of long-term equity incentive compensation, rather than cash, to further align our executives with stockholders’ interests.

Appropriately balance growth and risk
•Our equity awards have specific holding and retention requirements for all NEOs, which discourage excessive risk taking by keeping long-term compensation aligned with our share price performance even after it is earned.

Market positioning
•As a general guideline, the Compensation Committee seeks to approximate the 50th percentile for base salary and target total cash compensation, and between the 50th and 75th percentiles for target long-term incentive compensation.

CONMED 2026 Proxy Statement	31

Compensation Discussion and Analysis	Table of Contents
Executive Compensation Best Practices
Regular evaluation and implementation of executive compensation market practices to support our compensation philosophy and reasonable pay practices

Compensation Programs
Majority of NEO compensation tied to long-term performance
No overlap of performance metrics between bonus plan and PSUs
200% maximum on incentive plan payouts
Minimum vesting schedule of at least 12 months for equity awards
Equity awards require a “double trigger” for Change in Control vesting acceleration
We do not guarantee our annual bonus payments; each annual bonus requires a threshold of performance
We do not pay dividends on unvested equity awards
We do not provide executive perquisites other than for international employees for which such perquisites are common
Excise tax “gross-ups” for Change in Control benefits are not included in our employment arrangements or compensation programs
Compensation Policies
Stock ownership guidelines enhanced in December 2025: 5x base salary for CEO and 1.5x base salary for all other executive officers, with robust holding requirements until achieved
Clawback policy that applies to incentive-based compensation received by executive officers, consistent with SEC and NYSE requirements
Hedging and pledging stock are prohibited
Our equity plan does not permit repricing of underwater stock options without stockholder approval
Compensation Governance
Compensation Committee is comprised entirely of independent directors; regularly meets in executive session without management present
Compensation Committee engages an independent compensation consultant
The CEO is not present during any deliberations or voting of the Compensation Committee or Board regarding CEO compensation
Annual risk assessment of the compensation programs; incentive program design does not encourage excessive risk taking

32	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Key Compensation Elements Summary
The Compensation Committee seeks an appropriate balance between compensation elements that are market competitive and puts a significant portion of compensation “at risk” depending on the Company’s performance
The following table provides a brief description of the objectives and key features of the principal elements of NEO total direct compensation, which are described in more detail below.

		Pay Element	Objective / Rationale	Key Features

Fixed	Short Term	Salary	Provide base pay level aligned with roles, responsibilities, and individual performance to attract and retain top talent.
Base salaries are based on a review of compensation paid by peer companies and other survey data. Base salary is evaluated annually, and subject to adjustment based on individual performance, or in connection with an executive taking on substantially increased responsibilities.

At Risk		Annual Bonus	Deliver on annual pre-determined financial goals. Serves as key compensation vehicle for driving financial performance each year.
Target bonuses as a percentage of base salary range from 60% to 100%.
For 2025, the Company financial goals (and range of weighting for the NEOs) consist of:
•Net Sales (FX Adjusted) (30% - 40%)
•Adjusted EPS (40% - 50%)
•Operating Cash Flow (5% - 15%)

	Long Term Equity Based	Stock Options	Reward stock price performance over time, while remaining subject to vesting. Aligns interests with stockholders, with value solely based on future stock price increases.
More than a majority of target total direct compensation consists of equity compensation.
The grant values for 2025 equity awards were awarded:
•CEO: 50% in stock options; 50% in target PSUs
•Other NEOs: 75% in stock options; 25% in target PSUs
The 2025 equity award vesting consists of:
•Stock options: five years, annual pro rata
•PSUs: three years, cliff

		Performance Stock Units	Focus executives on the achievement of longer-term financial performance directly aligned to rTSR, while remaining subject to vesting.

		Restricted Stock Units	Provides full value on grant to serve retention objectives, while remaining subject to vesting.
Historically used for new hire awards to make whole for lost awards at prior company. Also historically used for promotions to executive roles to increase stock ownership to enhance alignment with stockholders and support achievement of stock ownership guidelines.
Starting in 2026, RSUs are a component of our annual equity compensation program.

2025 Say-On-Pay Vote Results
The Compensation Committee reviewed the voting results on the annual advisory resolution on NEO compensation, commonly referred to as a “say-on-pay” resolution, when evaluating our executive compensation program and noted that approximately 97% of the shares voted by stockholders at the 2025 annual meeting were in favor of the compensation program. The Compensation Committee believes that these voting results reflect strong stockholder support for our current compensation policies and practices. Accordingly, we did not make significant changes to our executive compensation program, policies or practices based on the results of the vote. The Compensation Committee will continue to review our executive compensation program as well as consider the outcome of our “say-on-pay” votes when making future compensation decisions for the NEOs.

CONMED 2026 Proxy Statement	33

Compensation Discussion and Analysis	Table of Contents
Compensation Setting Process
Setting NEO target total direct compensation is based on numerous Company and individual factors, while competitive market data is reviewed to ensure NEO compensation programs and pay are reasonable
Holistic Analysis
In furtherance of our compensation philosophy and given the strength of our NEOs, the Compensation Committee believes it is critical they receive target total direct compensation opportunities reflecting their individual skills and experiences to retain and properly motivate them, while ensuring that the NEO compensation is aligned with the creation of long-term value for our stockholders.
Total Company performance is the leading factor in informing the appropriate target compensation levels. In addition, when assessing where to position each individual executive’s pay, we also consider other factors such as:
•Individual performance over time
•Anticipated future impact
•Experience, unique skills/talents, knowledge
•Individual motivators
•Internal equity among executives
•Expense and the annual and aggregate dilutive impact of our equity awards
It is with this holistic perspective that we evaluate the available competitive market data alongside the experience, skills, delivered results and leadership of individuals.
Market Data
The Compensation Committee regularly reviews competitive market data as an important factor to implement its compensation philosophy. Such market data includes salary, bonus, total cash compensation, equity, and target total direct compensation. The Compensation Committee uses a comparative framework to help define the competitive market by referencing specific peer companies and various broad-based executive compensation survey data sources to help with the assessment.
Each year, the Compensation Committee works with its independent compensation consultant to review compensation for similar positions at other corporations within peer or market data to help ensure that the Company’s overall compensation levels, and the elements thereof, are reasonable and appropriate.
For the review and approval of 2025 target total direct compensation, Compensia provided data for:
•The peer group of public companies is used when we have data for at least five peer companies, and was used to evaluate the compensation of Mr. Beyer, Mr. Garner and Ms. Foust.
•The Radford Life Sciences survey is used when the peer group data is not sufficiently available and was used to evaluate the compensation of Mr. Lalomia and Mr. Shagory.
•Peer companies utilized by the leading proxy advisory services, as well as leading companies in our industry with whom we compete for talent, as additional reference points.
The portion of the Radford survey we reviewed for 2025 compensation consisted of approximately 120 companies with revenues between $200 million and $5 billion.
Our peer data is based on a peer group of public companies in the health care equipment and supplies industries and is evaluated on at least an annual basis. We worked with Compensia to evaluate and finalize such peer group. In December 2024, we approved the peer group used for 2025 compensation generally based on the following criteria:
•Market Capitalization – 1/3 to 3x the Company’s 30-day average market value, with CONMED landing at the 36th percentile.
•Revenue – 1/3 to 3x the Company’s trailing twelve-month revenue, with CONMED falling at the 43rd percentile.
•Headcount – 1/3 to 3x the Company’s headcount, with CONMED being at the 55th percentile.

34	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Our peer group for 2025 compensation is set forth below.

AtriCure, Inc.*	ICU Medical, Inc.	Penumbra, Inc.

Avanos Medical, Inc.*	Integra LifeSciences Holdings Corporation	Teleflex Incorporated

Enovis Corporation	LivaNova PLC	Varex Imaging Corporation

Globus Medical, Inc.	Masimo Corporation

Haemonetics Corporation	Merit Medical Systems, Inc.

*We added AtriCure and Avanos Medical to such peer group from the prior year based on our criteria. No companies were removed from the prior year.
Role of Board of Directors, Management, and Independent Compensation Consultant
COMPENSATION COMMITTEE / INDEPENDENT DIRECTORS
The Compensation Committee oversees all aspects of compensation for the NEOs, with the independent directors of the Board reviewing and approving compensation matters related to the CEO based on recommendations from the Compensation Committee. The Compensation Committee also establishes all aspects of the incentive programs for NEO compensation.
Absent a promotion or new hire status, the Compensation Committee evaluates an NEO’s base salary, target bonus and target equity grant value on an annual basis, typically in February each year. The Compensation Committee also reviews new hire compensation or potential compensation changes due to a promotion in connection with such event. The Compensation Committee considers: market competitiveness and other data provided by Compensia; recommendations from the CEO and Executive Vice President, Human Resources (excluding their own compensation) regarding key internal factors, including such person’s recent and long-term performance, job scope, criticality to the role, retention risk, opportunity for promotion and related succession planning considerations, and related factors; and internal pay equity.
The independent directors evaluate similar factors in determining the compensation of the CEO, although management’s input is replaced with a CEO evaluation process led by the independent Chair of the Board on an annual basis.
MANAGEMENT
The Compensation Committee considers the recommendation of the CEO along with the Executive Vice President, Human Resources in reviewing and approving NEO total target direct compensation. In making such recommendations, the CEO and Executive Vice President, Human Resources consider the individual’s contribution to the Company’s performance and exercise judgment and discretion when considering any additional factors that should appropriately affect the executive’s compensation, such as the additional factors noted above used by the Compensation Committee. No specific formula is used to weigh or evaluate these factors; rather, the factors are evaluated as a whole.
No NEO participates in the Compensation Committee discussions regarding such NEO’s compensation.

CONMED 2026 Proxy Statement	35

Compensation Discussion and Analysis	Table of Contents
INDEPENDENT COMPENSATION CONSULTANTS
Our Compensation Committee determined to re-engage Compensia, Inc. as its independent compensation consultant for the 2025 NEO and non-employee director compensation program. Upon engagement and consistent with prior practice, the Compensation Committee worked with management to define Compensia’s scope of work and direct its deliverables for 2025, while retaining sole authority to direct Compensia’s work and approve all compensation decisions.
For 2025, Compensia’s services to the Compensation Committee included:
•Reviewing and recommending the Company’s executive compensation peer group and survey data.
•Providing competitive market data and analysis to inform executive and non-employee director compensation decisions.
•Advising on executive compensation program design, including base salary, annual incentive and long-term incentive opportunities, including performance metric considerations.
•Advising on non-employee director compensation.
•Advising on the Company’s equity plan share request at the 2025 annual meeting.
•Providing analysis of share usage, including burn rate and overhang.
•Reviewing and advising on stock ownership guidelines.
•Providing updates on regulatory developments and evolving executive compensation trends.
In performing its work, Compensia provides analyses and other support as requested by the Compensation Committee and independent members of the Board, attends meetings and executive sessions as requested, and assists in the review of compensation-related materials and disclosures. Compensia did not provide any other services to CONMED in 2025, and the Compensation Committee determined that no conflicts of interest were raised by Compensia’s work.
2025 NEO Target Pay Mix
The Compensation Committee believes that NEOs, who have a strong and direct impact and influence over the Company’s overall performance, should receive a significant proportion of performance-based and at-risk compensation to align their incentives and impact
The below charts show the mix of target total direct compensation in 2025 for our NEOs.
2025 CEO Target Pay(1) Mix
Represents a 10% decrease compared to the prior CEO’s target total direct compensation in 2024

50% Performance-based compensation (Bonus + Target PSUs)	87% At-risk compensation (Bonus + Equity)

(1)Target pay evaluated In U.S. dollars; excludes significant perquisites
2025 Other NEO Average Target Pay Mix
Reflects greater emphasis on cash and stock options relative to CEO pay mix

32% Performance-based compensation (Bonus + Target PSUs)	77% At-risk compensation (Bonus + Equity)

36	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
2025 NEO Compensation
Key Impacts

Topic	2025 Impact

Promotions and New Hires
•Mr. Beyer was promoted to CEO effective January 1, 2025.
▪Each component of Mr. Beyer’s target total direct compensation in 2025 was increased to reflect, among other things, his expanded responsibilities as the leading executive of the Company and prior performance leading to such promotion.
▪In making the determination for Mr. Beyer, in addition to the customary factors noted above and market data, the Compensation Committee reviewed the 2024 target direct compensation elements of our prior CEO.
•Mr. Lalomia was promoted to EVP, effective January 1, 2025
▪Each component of Mr. Lalomia’s target total direct compensation in 2025 was increased to reflect, among other things, his expanded responsibilities and prior performance leading to such promotion.
•Ms. Foust was newly hired on November 4, 2024
▪Ms. Foust’s target total direct compensation was negotiated in connection with Ms. Foust’s hire in November 2024, and the Compensation Committee took into account that such target compensation would continue in 2025 without material change.

Mr. Beyer - Impact of U.K. employment
•Mr. Beyer is located in the U.K. The Compensation Committee evaluates Mr. Beyer’s target total direct compensation in U.S. dollars (using average spot rates for foreign currency), which is reflected in the tables in CD&A.
•In accordance with Mr. Beyer’s Initial Service Agreement, as amended (the “Amended Beyer Service Agreement”), Mr. Beyer’s cash compensation (base salary and bonus) is paid in British pounds. For purposes of the Summary Compensation Table, amounts paid in British pounds are converted to U.S. dollars using exchange rates of £0.7466 and £0.7961 to U.S. $1.00 as of December 31, 2025 and 2024 (the last trading day of the year), respectively. In the footnote to the 2025 Base Salary table below, we disclose the change in compensation received due to currency fluctuations between such dates.
•In addition, Mr. Beyer has historically and continues to receive certain compensation benefits as a result of Mr. Beyer’s location in the U.K. The Compensation Committee reviews at least annually the necessity, reasonableness and market practices regarding these benefits and that they continue to serve their intended objectives. See “- Additional Compensation Programs” below for additional information on such benefits.

2025 Base Salary
The base salaries of each NEO at the end of 2025 and 2024 are set forth below.

Name	Annual Base Salary at FYE 2025[1] ($)	Annual Base Salary at FYE 2024 ($)	FYE 2025 Compared to FYE 2024 (% Change)

Patrick J. Beyer[2]	850,000	600,710	41
Todd W. Garner	612,000	600,000	2
Hollie Foust	459,000	─	─
Brent Lalomia	385,200	321,000	20
Peter K. Shagory	389,050	370,524	5
(1)Mr. Beyer’s base salary increase was effective January 1, 2025 in connection with his promotion. Other NEO base salary increases were effective March 1, 2025, including in connection with Mr. Lalomia’s promotion in 2025.
(2)Due to currency fluctuations between December 31, 2025 and 2024, Mr. Beyer’s compensation reported in U.S. dollars in the Summary Compensation Table reflects an additional $41,100.

CONMED 2026 Proxy Statement	37

Compensation Discussion and Analysis	Table of Contents
2025 Executive Bonus Plan
The Company maintains the Executive Bonus Plan to provide short-term incentive compensation opportunities to the executive officers, including the NEOs.
Under the Executive Bonus Plan, bonuses are eligible to be earned upon the achievement of threshold, target and maximum performance goals and are to be measured on a sliding scale between such levels.
TARGET BONUSES
Target bonuses for each NEO is expressed as a percentage of their base salary. The base salary as of year end is used to calculate the earned bonus. The independent directors establish the target bonus for the CEO and the Compensation Committee establishes the target bonus for the other NEOs.

	Target Bonus
Name	(as % of Base Salary)	($)

Patrick J. Beyer[1]	100	850,000
Todd W. Garner[2]	85	520,200
Hollie Foust	65	298,350
Brent Lalomia	60	231,120
Peter K. Shagory	65	252,883
(1)Mr. Beyer’s target bonus increased from 80% of base salary in 2024 due to Mr. Beyer’s promotion.
(2)Mr. Garner’s target bonus increased from 80% of base salary in 2024 based on performance and market competitiveness.
PERFORMANCE METRICS
The Executive Bonus Plan performance metrics and related goals for 2025 were initially selected and established by the Compensation Committee in February 2025.
The 2025 Executive Bonus Plan for the NEOs was based on three Company financial performance metrics. Net Sales and Adjusted EPS have been utilized in the Executive Bonus Plan for more than 10 years, while Operating Cash Flow was added in 2023.

Performance Metric	Definition	Rationale

Net Sales (FX Adjusted)*
•Net Sales, adjusted for the impact of foreign currency (based on the rate included in the Company’s annual budget).
▪This foreign currency assumption is different than the Company’s assumption used for earnings guidance to investors, which is based on prior year rates.

This is a key supplemental performance measure used by investors to assess performance and is critical to growth.
It excludes items that may not be indicative of, or are unrelated to, core operating results and provides a baseline for analyzing trends in the Company’s underlying business.
The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods.

Adjusted Diluted Net EPS (“Adjusted EPS”)*
•Diluted earnings per share, adjusted for (i) amortization of intangible assets, (ii) amortization of deferred financing fees and (iii) unusual items, including restructuring charges, impairment charges, changes in tax or accounting rules, acquisitions or other special or nonrecurring events.
•Definition is the same as used by the Company to present guidance to stockholders and report such measure in the Company’s earnings release.

This is a key supplemental performance measure used by investors to assess performance and is critical to growth.
It adjusts earnings per share for gains and losses not reflective of the Company’s ongoing operations and related tax effects.

Operating Cash Flow	•Cash flow provided by / used in operations, in accordance with GAAP.	This is a key liquidity measure used by investors to assess whether a company can generate sufficient cash from its regular operating activities without external financing.

*See “Appendix A - Non-GAAP Financial Measures” for reconciliations of these non-GAAP financial measures to GAAP measures.
A portion of Mr. Lalomia’s bonus also included commercial performance metrics consistent with Mr. Lalomia’s historical plan participation and similarly situated participants in the plan.

38	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
PERFORMANCE METRIC WEIGHTING
The plan for NEOs is substantially based on Net Sales (FX Adjusted) and Adjusted EPS, as those are the primary performance metrics focused on by management in establishing the annual budget as well as the primary metrics used to provide Company guidance to stockholders and analysts each year.
The performance metrics and weighting (as a percentage of target bonus) for each NEO is set forth below.

	Weighting (% of Target Bonus)

	Net Sales (FX Adjusted)	Adjusted EPS	Operating Cash Flow

Patrick J. Beyer Todd W. Garner Hollie Foust Peter K. Shagory	50	40	10
Brent Lalomia[1]	40	30	5
(1)Mr. Lalomia also had two commercial goal representing 15% and 10% of Mr. Lalomia’s target bonus.
PERFORMANCE GOALS AND ACHIEVEMENT
The target performance goals for Net Sales (FX Adjusted) and Adjusted EPS represented growth from 2024. For each performance goal, the threshold performance goal is established as 90% of target and the maximum performance goal is established at 115% of target.
For each performance metric, the threshold payout was 40%, the target payout was 100% and the maximum payout was 200%, with a sliding scale between threshold and target performance and target and maximum performance. The threshold payout was increased from 20% in the 2024 bonus plan primarily due to market data.
The performance goals, as well as the actual results and payout percentage, are set forth below.

	Performance Goals
Goal	Threshold ($) (40% payout)	Target ($) (100% payout)	Maximum ($) (200% payout)	Actual Performance ($)	Unweighted Payout (%)

Net Sales (FX Adjusted)*	1,235.30	1,372.60	1,578.50	1,360.30	95.0
Adjusted EPS	3.89	4.32	4.97	4.59	146.9
Operating Cash Flow*	122.30	135.90	156.30	170.70	200.0
*Net Sales (FX Adjusted) and Operating Cash Flow are reflected in millions.
Mr. Lalomia earned an unweighted payout of 100% (15% of target bonus) and 114.8% (10% of target bonus) for additional commercial goals.

CONMED 2026 Proxy Statement	39

Compensation Discussion and Analysis	Table of Contents
EARNED BONUSES

HISTORICAL PERSPECTIVE
The achievement of Company performance goals have demonstrated the implementation of reasonable goal setting and a performance-based program in practice. From 2022 - 2024:
•Earned bonuses for Mr. Beyer ranged from 43.6% to 114.5% (with an average of 80.3%) of the target bonus.
•Earned bonuses for Mr. Garner, Mr. Lalomia and Mr. Shagory ranged from 40.7% to 133.6% (with an average of 84.5%) of their target bonus.
The annual NEO bonus plan has included Net Sales and Adjusted EPS performance metrics for over 10 years. From 2014 to 2024:
•The Net Sales performance goal has achieved an unweighted payout ranging from 0% to 150%, with an average of 76.8%, of target.
•The Adjusted EPS performance goal has achieved an unweighted payout ranging from 0% to 183%, with an average of 87.8%, of target.

Applying the performance for 2025, bonuses for 2025 were earned as follows:

		Performance Goals
Name	Target Bonus (as % of Base Salary)	Net Sales (FX Adjusted) Achieved (%)	Adjusted EPS Achieved (%)	Operating Cash Flow Achieved (%)	Commercial Goals (%)	FY 2025 Actual Performance Achieved (weighted %)	FY 2025 Earned Bonus (as % of YE base salary)[2]	FY 2025 Earned Bonus ($)

Patrick J. Beyer[1]	100	95.0	146.9	200.0	n/a	126.8	126.8	1,129,469
Todd W. Garner	85	95.0	146.9	200.0	n/a	126.8	107.8	659,354
Hollie Foust	65	95.0	146.9	200.0	n/a	126.8	82.4	378,159
Brent Lalomia	60	95.0	146.9	200.0	106.0	119.5	71.7	276,073
Peter K. Shagory	65	95.0	146.9	200.0	n/a	126.8	82.4	320,529
(1)Mr. Beyer’s earned bonus is based on his actual base salary for the calendar year multiplied by the performance achievement. Therefore, this table reflects his actual base salary of $891,000 (after conversion from British pounds to U.S. dollars) included in the Summary Compensation Table, instead of the $850,000 used by the Compensation Committee as disclosed in this CD&A generally.
(2)Represents target bonus (as a % of base salary) multiplied by FY 2025 actual performance achieved (weighted %).
2025 Equity Compensation
Equity compensation is a critical element of our executive compensation program to attract, motivate and retain exceptional executive talent who lead with an entrepreneurial mindset.
2025 equity awards to NEOs were granted under the 2018 Long-Term Incentive Plan. The 2025 Long-Term Incentive Plan was approved by stockholders at the 2025 annual meeting and is used for awards thereafter.
EQUITY AWARD COMPONENTS AND WEIGHTING
The Compensation Committee historically utilized stock options as the primary component of its NEO equity award program.
Stock options were the sole component prior to 2023. Beginning in 2023, the NEO equity award program was revised to include stock options and PSUs with the following weighting based on grant value.

40	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Each vested stock option represents the right to purchase one share of the Common Stock at the stated exercise price, which is established as of the closing price of the Common Stock on the grant date. Each earned and vested PSU will be settled with one share of the Common Stock.
In the event of a change in control of the Company, these equity awards are subject to double-trigger vesting on a termination of the NEO’s employment by the Company, other than for cause, or by the NEO for good reason within two years following the change in control. See “NEO Compensation Tables - Potential Payments on Termination or Change in Control.”
TARGET EQUITY GRANT VALUE AND EQUITY AWARDS
In determining the appropriate level of equity awards for 2025, the Compensation Committee considered promotion or new hire status (if applicable), the number of awards outstanding and shares remaining available for issuance under the Company’s equity incentive plan, the number of shares that could be issued for PSUs based on maximum performance, stockholder dilution, outstanding awards held by NEOs, the competitive talent market, the performance of the Company as well as the individual and collective performance of the executive team, and market data.
The 2025 target grant value in aggregate and by component for each NEO is set forth below. In recent years, target grant values for NEOs have been significantly higher than realized or realizable amounts due to Company and stock price underperformance.

		Stock Options		Target PSUs

NEO	Total Target Grant Value ($)	Grant Value ($)	[1] (#)	Grant Value ($)	[2] (#)

Patrick J. Beyer[3]	5,000,000	2,500,000	86,356	2,500,000	24,821
Todd W. Garner[4]	2,000,000	1,500,000	61,475	500,000	5,739
Hollie Foust	1,000,000	750,000	30,738	250,000	2,869
Brent Lalomia[5]	875,000	656,250	26,895	218,750	2,510
Peter K. Shagory	850,000	637,500	26,127	212,500	2,439
(1)Based on the grant value divided by the Black-Scholes valuation as of the grant date ($28.95 as of January 2, 2025 for Mr. Beyer; $24.40 as of March 3, 2025 for the other NEOs).
(2)Based on the grant value divided by Monte Carlo valuation as of the grant date ($100.72 as of January 2, 2025 for Mr. Beyer; $87.14 as of March 3, 2025 for the other NEOs).
(3)Mr. Beyer’s target grant value increased from 2024 due to Mr. Beyer’s promotion.
(4)Mr. Garner received a special equity award in 2024 and not in 2025, but otherwise was awarded similar target grant value.
(5)Mr. Lalomia’s target grant value increased from 2024 due to Mr. Lalomia’s promotion.
Any small differences between the target grant value and the value reported in the Summary Compensation Table are due to rounding based on the actual fair value of the stock options and PSUs on the grant date as determined for financial reporting purposes.
STOCK OPTIONS
Stock options granted to NEOs in 2025 vest ratably over five years with 20% of each award vesting annually. Vested stock options may be exercised until the 10th anniversary of the grant date.
PSUS
Consistent with PSUs awarded since 2023, the PSUs granted in 2025 are earned based on the achievement of rTSR. Specifically, the Company’s total stockholder return is compared to the total stockholder return of the Standard & Poor’s Healthcare Equipment Select Index (which contains approximately 63 companies for the 2025 award) over a three-year performance period starting on the grant date. rTSR performance will be measured by using a beginning stock price based on the average closing price for the 20 trading days starting on and following the start of the performance period and an ending stock price based on the average closing price for the last 20 trading days of the performance period.
The earned PSUs cliff vest after the end of the performance period.

CONMED 2026 Proxy Statement	41

Compensation Discussion and Analysis	Table of Contents
The threshold, target and maximum performance levels are set forth below. There is a sliding payout scale between threshold and target performance and target and maximum performance.

Performance Level	Achievement Relative to Index (Percentile)	Payout (%)

Maximum	75th or above	200
Target	50th	100
Threshold	25th	50
Below Threshold	Below 25th	0
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2025
With target equity grant values of more than a majority of total target direct compensation in recent years and lengthy vesting periods, our NEOs are fully aligned with stockholders and have been similarly impacted by stock price underperformance in recent years
See “NEO Compensation Tables - Outstanding Equity Awards at December 31, 2025” for information regarding outstanding equity awards held by our NEOs.
Current Performance of Outstanding PSUs for NEOs
The following graphic sets forth the rTSR performance of the Company compared to the applicable peer group based on performance through December 31, 2025, as well as the payout if the performance period ended as of such date. Actual payouts will be determined as of end of the performance period for the applicable PSUs.

Award	NEOs	Performance Period	Performance (as of December 31, 2025)	Payout (if period ended December 31, 2025)

March 2023	Beyer Garner Lalomia Shagory	March 1, 2023-2026

0% of target PSUs

March 2024	Beyer Garner Lalomia Shagory	March 1, 2024-2027

0% of target PSUs

April 2024	Beyer	April 24, 2024-2027

54% of target PSUs

Jan 2025	Beyer	January 2, 2025-2028

0% of target PSUs

March 2025	Garner Foust Lalomia Shagory	March 3, 2025-2028

0% of target PSUs

42	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Mr. Beyer - Vesting and Performance Periods
The following graphic sets forth the vesting and performance periods for outstanding stock options and PSUs held by Mr. Beyer.

Award Date	Vesting Schedule for Options	Exercise Price

March 2021 expiration date March 2031	5th Tranche
	9,350	$122.55

	March 2026

March 2022 expiration date March 2032	4th Tranche	5th Tranche
	11,000	11,000	$144.55

	March 2026	March 2027

March 2023 expiration date March 2033	3rd Tranche	4th Tranche	5th Tranche
	6,442	6,442	6,442	$96.16

	March 2026	March 2027	March 2028

March 2024 expiration date March 2034	2nd Tranche	3rd Tranche	4th Tranche	5th Tranche
	8,935	8,935	8,935	8,935	$79.95

	March 2026	March 2027	March 2028	March 2029

April 2024 expiration date April 2034	2nd Tranche	3rd Tranche	4th Tranche	5th Tranche
	4,012	4,012	4,012	4,012	$70.01

	April 2026	April 2027	April 2028	April 2029

Jan 2025 expiration date Jan 2035	1st Tranche	2nd Tranche	3rd Tranche	4th Tranche	5th Tranche
	17,271	17,271	17,271	17,271	17,271	$67.35

	Jan 2026	Jan 2027	Jan 2028	Jan 2029	Jan 2030

Mr. Beyer also has fully vested stock option awards with expiration dates of 2027-2030, with exercises prices ranging from $41.93 - 97.69. All vested and unvested stock options held by Mr. Beyer were out-of-the money as of December 31, 2025 (stock price as of December 31, 2025: $40.60).
PSUs

Award Date	Performance Period						Target PSUs

	2023	2024	2025	2026	2027	2028

March 1, 2023	Three-year period ending March 1, 2026	2,920

March 1, 2024	Three-year period ending March 1, 2027	4,208

April 24, 2024	Three-year period ending April 24, 2027	1,925

Jan 2, 2025	Three-year period ending Jan 2, 2028	24,821

CONMED 2026 Proxy Statement	43

Compensation Discussion and Analysis	Table of Contents
Additional Compensation Programs
PERQUISITES
Mr. Beyer
Since Mr. Beyer is located in the U.K., the Compensation Committee has approved perquisites that it believes were necessary to attract and retain Mr. Beyer, including for Mr. Beyer to assume additional responsibilities upon various promotions, and are consistent with similarly situated executives for peer companies. The Compensation Committee annually reviews such perquisites for their necessity, reasonableness and market practices and that they continue to serve their intended objectives.
•Due to Mr. Beyer’s regular business visits to the U.S., Mr. Beyer receives (i) a Company-provided apartment near our headquarters, (ii) a rental car, (iii) the cost of certain personal air travel and (iv) a tax gross-up payment on certain imputed income deemed taxable in the U.S. (primarily the foregoing items) to ensure that Mr. Beyer did not bear the costs for the taxable value that Mr. Beyer incurred as a result of assuming these responsibilities at the Company’s request.
•Since Mr. Beyer is unable to participate in specified U.S. compensation and benefits plans, Mr. Beyer receives comparable benefits, including (i) retirement plan payments that compensate Mr. Beyer similarly to the Benefits Restoration Plan and (ii) a supplemental payment to cover the projected cost for health insurance under standard employee plans made available to U.S. employees.
•Mr. Beyer negotiated certain perquisites in the Amended Beyer Service Agreement, including (i) a car in the U.K. and (ii) tax preparation services given the complexities of Mr. Beyer’s compensation structure.
CORPORATE AVIATION POLICY
In September 2019, the Board approved the purchase of fractional aircraft interests. Consistent with the Company efforts to reduce our impact on the environment, the Company also purchased corresponding carbon-offsets and adopted a policy regarding the use of corporate aircraft. The Board believes the use of the aircraft pursuant to the policy enhances productivity, minimizes distractions and maximizes the efficient use of travel time by our executives, as well as other employees whose travel on the aircraft is approved by the CEO. Pursuant to the Company policy, executive officers are permitted to use the plane for business purposes. Executives do not use the plane for personal travel. If the spouse, family member or guest of an executive officer is permitted to accompany an executive on a flight, the related executive officer is responsible for any income imputed for tax purposes, as well as any associated taxes.
RETIREMENT BENEFITS
All employees in the U.S., including the U.S. based NEOs, are eligible to participate in the Retirement Savings Plan. The Company also maintains the Benefits Restoration Plan for eligible employees, including the U.S. based NEOs.
•Retirement Savings Plan: The Retirement Savings Plan is a tax-qualified (Section 401(k)) retirement savings plan pursuant to which all U.S. employees are eligible after completing three months of service, including the NEOs who meet the Retirement Savings Plan’s requirements. The Retirement Savings Plan generally provides a matching contribution up to a maximum of 7% of the participant’s (including each NEO’s) compensation per pay period during the year up to $7,000 annually. The Company reserves the right, in its sole discretion, to provide a discretionary contribution.
•Benefits Restoration Plan: The Company has established a Benefits Restoration Plan effective January 1, 2010. The Benefits Restoration Plan is a nonqualified deferred compensation plan that provides eligible employees the opportunity to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus and to receive matching contributions or other contributions from the Company. In addition, similar to the Retirement Savings Plan, the Company has the discretion to contribute to the Benefits Restoration Plan in addition to the match.
In 2025, Mr. Garner, Mr. Lalomia and Mr. Shagory were eligible participants. Ms. Foust was not eligible based on the timing of Ms. Foust’s hiring. As a U.K. resident, Mr. Beyer is not eligible to participate in the Benefits Restoration Plan. Instead, Mr. Beyer participates in a program designed to compensate Mr. Beyer in a similar fashion in accordance with practices in the U.K. (see “- Perquisites” above).

44	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Employment Contracts; Termination of Service
EMPLOYMENT AGREEMENTS
As a general matter, all Company employees are employed on an “at-will” basis, and the Company does not enter into employment agreements except with respect to the enforcement of confidentiality, non-compete and non-solicitation covenants, and as may be customary in regions outside of the U.S. (as is the case with Mr. Beyer’s compensation arrangements).
Mr. Beyer’s Service Agreement
Mr. Beyer is party to a service agreement with the Company which was most recently amended in October 2024 and effective January 1, 2025, concurrent with Mr. Beyer’s promotion to President and Chief Executive Officer (the “Amended Beyer Service Agreement”). The service agreement provided for various elements of compensation he received in 2025. See “NEO Compensation Tables - Narrative to Summary Compensation Table and Grant of Plan-Based Awards” for further information regarding such agreement.
EXECUTIVE SEVERANCE PLAN
The Company maintains the Executive Severance Plan, which all of our NEOs were eligible to receive benefits from as of December 31, 2025. Mr. Lalomia was added to the plan as of January 1, 2025 in connection with Mr. Lalomia’s promotion as of such date. Specified severance is provided for a non-change in control termination of employment by the Company without cause, and for 24 months following a change in control for termination of employment by the Company without cause or by the participant for good reason. Benefits due to a participant under the Executive Severance Plan may be reduced or eliminated in the event the participant receives duplicative termination payments or benefits under any other plan, program, policy, individually negotiated agreement or other arrangement. See “NEO Compensation Tables - Potential Payments on Termination or Change in Control” for further information regarding such plan.
Preliminary 2026 Equity Compensation Program
In 2025, the Compensation Committee was focused on evaluating alternatives to address the challenges of equity holding power for NEOs, including Mr. Beyer, due all vested and unvested stock options being underwater and PSUs that tracked substantially at no payout
Following discussion over multiple meetings to address program resiliency to achieve retention and motivation objectives during periods of stock price underperformance, as well as to be more consistent with market data, the Compensation Committee determined to revise the 2026 equity compensation by adding RSUs as an additional component and revising the weighting based on grant value as follows:
CEO
OTHER NEOS

PSUs[1]	Stock Options[2]	RSUs[3]

(1)PSUs will continue to be earned and vested at the end of a three-year performance period from the grant date.
(2)Stock options will vest ratably annually over four years beginning on the grant date. Previously, stock options vested over five years.
(3)RSUs will vest ratably annually over three years beginning on the grant date. Prior RSUs for new hire grants had various vesting provisions.

CONMED 2026 Proxy Statement	45

Compensation Discussion and Analysis	Table of Contents
Compensation Governance Policies
Risk Assessment
Annual evaluation of the structure and execution to the compensation program to avoid excessive risk-taking.
The Compensation Committee, together with Compensia, annually evaluates the Company’s compensation programs and policies to assess whether such programs and policies, as designed or administered, might facilitate or encourage excessive risk-taking by employees. In 2025, the Compensation Committee concluded that the programs and policies are not reasonably likely to have a material adverse effect on the Company. This determination was based, in part, due to the following program elements: (i) limits provided on annual incentive and long-term performance awards, (ii) the potential opportunity derived from long-term incentive programs outweighs the benefit available under the annual incentive programs thereby creating a focus on sustained Company operational and financial performance and (iii) the stock ownership guidelines impacting all executives.
Among the design features that mitigate the likelihood of excessive risk-taking are:
•Multiple metrics that balance revenue and profitability.
•Linear payout schemes with performance thresholds and caps.
•Reasonable pre-set goals which are well-defined and communicated.
•Vesting and performance periods aligned with long-term Company performance.
•A strong recoupment policy.
•Training on the Code of Conduct and other policies that educate employees on appropriate behaviors and the consequences of inappropriate actions.
•Balance of short and long-term compensation that aligns with creating value in our stock.
Policy on Equity Grant Timing
Consistent timing of broad-based equity grants reduces potential risks.
The Company provides the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. Generally, the Company grants equity incentive compensation awards on a predetermined schedule. In February of each year, the Compensation Committee reviews and approves the value and amount of the award to be granted. With respect to the CEO’s equity incentive compensation award, the independent members of the Board, review and approve the equity incentive compensation to be awarded. The grant of approved equity incentive compensation awards then typically occurs in March, which is usually after the filing of the Company’s Annual Report on Form 10-K.
With respect to the CEO’s equity incentive compensation award, the independent members of the Board, do not take material nonpublic information into account when determining the timing and terms of equity incentive compensation awards. Instead, the timing of grants is in accordance with the yearly compensation cycle. Equity incentive compensation awards may occasionally be awarded on an off-cycle basis, including to new hires or promotions. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. Any coordination between the grant of an award and the release of material nonpublic information that could be expected to affect such award’s value is generally precluded by the predetermined schedule, using the methodology described above.
During 2025, there were no stock option awards granted to any NEO within four business days preceding, or within one business day following, the filing of any report on Forms 10-K, 10-Q or an 8-K that discloses material nonpublic information.
Stock Ownership Guidelines
Robust stock ownership requirements encourage management to focus on long-term value creation.
The Company’s stock ownership guidelines are designed to ensure and encourage stock ownership so that our executive officers, including our NEOs, have a direct stake in the Company’s future and to directly align their interests with those long-term interests of stockholders. The Compensation Committee reviews these guidelines and makes recommendations to the Board. Based on a review of market practice, the Board amended these guidelines effective December 31, 2025 to increase the ownership requirement for both the President and CEO and the other executives, and reduce the ownership requirement for the CFO based on market benchmarking. The revised guidelines are as follows:

Position	Required Salary Multiple

President and CEO	5x base salary
All other executive officers	1.5x base salary

46	CONMED 2026 Proxy Statement

Table of Contents	Compensation Discussion and Analysis
Our executive officers are required to be in compliance with these guidelines by the later of (i) the third anniversary of the effective date of an amendment or (ii) the fifth anniversary of becoming subject to this policy. These guidelines also require each executive officer to retain 50% of all net RSUs and exercised Stock Options (in each case, after-tax) until the minimum ownership level is achieved. All of our NEOs were in compliance with these guidelines as assessed as of December 31, 2025.
Policy Prohibiting Hedging and Pledging of Company Stock
Supports alignment of management’s interests with stockholders.
The Company’s insider trading policy prohibits our executive officers and directors (and certain others designated as insiders) from (i) purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of Company securities, (ii) engaging in any short sales of Company securities or (iii) pledging Company securities as collateral for a loan or holding Company securities in a margin account. These prohibitions also extend to certain family members of such persons and any other individual or entity whose securities trading decisions are influenced or controlled by such persons.
Clawback Policy
Allows the Company to recoup incentive compensation that was not properly earned.
The Company has adopted a Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Mandatory Clawback Policy”) regarding accounting restatements in connection with SEC rules and NYSE rules. The Mandatory Clawback Policy generally requires the Company to recoup erroneously awarded incentive-based compensation (including any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including the NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation (including performance-based compensation) in excess of $1 million per year paid by a public company to its “covered employees.” While the Compensation Committee considers the tax consequences, including the application of Section 162(m), as one factor when making a decision regarding executive compensation, the Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate and in the best interests of the Company and our stockholders, including to recognize performance, meet market demands and retain key executives.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Brian P. Concannon, Chair
LaVerne H. Council
Barbara J. Schwarzentraub
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

CONMED 2026 Proxy Statement	47

NEO Compensation Tables
Summary Compensation Table in 2025, 2024 and 2023
The following table provides information regarding the compensation earned in 2025 2024 and 2023 by the NEOs, which includes the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers in 2025 who were serving as executive officers as of December 31, 2025.

Name and Principal Position	Year	Salary[3] ($)	Bonus ($)	Stock Awards[4] ($)	Option Awards[5] ($)	Non-Equity Incentive Plan Compensation[6] ($)	All Other Compensation[7] ($)	Total ($)

Patrick J. Beyer[1] President and Chief Executive Officer	2025	891,100	—	2,499,971	2,499,977	1,129,469	614,356	7,634,873
	2024	584,833	—	699,883	2,099,802	398,331	517,236	4,300,085
	2023	548,926	—	425,064	1,274,951	505,300	545,070	3,299,311
Todd W. Garner Executive Vice President, Finance and Chief Financial Officer	2025	610,000	—	500,096	1,499,990	659,354	27,956	3,297,396
	2024	565,776	—	2,099,933	1,499,807	397,860	79,337	4,642,713
	2023	538,971	—	425,064	1,274,951	579,057	53,821	2,871,864
Hollie Foust Executive Vice President, General Counsel and Corporate Secretary	2025	457,500	—	250,005	750,007	378,159	7,105	1,842,776
Brent Lalomia[2] Executive Vice President, Regulatory Affairs, Quality Assurance, Clinical Affairs, and Commercial Operations	2025	424,499	50,000	218,721	656,238	276,073	37,245	1,662,776
	2024	317,700	—	212,551	637,427	175,073	49,608	1,392,359

Peter K. Shagory Executive Vice President, Strategy and Corporate Development	2025	385,963	—	212,534	637,499	320,529	7,264	1,563,789
	2024	368,725	—	212,551	637,427	198,230	7,112	1,424,045

(1)Mr. Beyer is located in the U.K. The amounts shown in this table are expressed in U.S. dollars, although all of Mr. Beyer’s cash compensation (base salary and bonus) is paid in British pounds. This was converted to U.S. dollars using the spot exchange rates as of the last trading day of the year: £0.7466 (December 31, 2025), £0.7961 (December 31, 2024) and £0.7868 (December 29, 2023) to U.S. $1.00.
(2)Mr. Lalomia received a one-time cash bonus to recognize the additional responsibilities Mr. Lalomia temporarily assumed by leading the Global Operations team during a portion of 2025.
(3)Salary reflects actual salary earned for the calendar year. Salary levels may be adjusted annually, typically in March.
(4)Stock Awards reflect the grant date fair value of RSUs and PSUs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. The grant date fair value of RSUs is based on the closing stock price on the grant date. The grant date fair value of PSUs is based on a Monte Carlo valuation model at the grant date. The single grant-date fair value of a PSU computed by this valuation method is recognized by the Company in accounting for the awards regardless of the actual future outcome of the rTSR feature and, therefore, there is no separate maximum grant date fair value to report herein. The assumptions made in the valuation of these awards are set forth in Note 9 to the consolidated financial statements in the 2025 Annual Report.
(5)Option Awards reflect the grant date fair value of stock options in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options. The assumptions made in the valuation of these awards are set forth in Note 9 to the consolidated financial statements in the 2025 Annual Report.
(6)Non-Equity Incentive Plan Compensation represents amounts earned and paid under the Company’s Executive Bonus Plan in the applicable year.

48	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
(7)All other compensation is described in the chart below.

	401(k) Employer Contributions[a] ($)	Benefit Restoration Plan Employee Contributions[b] ($)	Other Payments[c] ($)	Total All Other Compensation ($)

Patrick J. Beyer	–	–	614,356	614,356
Todd W. Garner	–	27,851	105	27,956
Hollie Foust	7,000	—	105	7,105
Brent Lalomia	7,000	30,110	135	37,245
Peter K. Shagory	7,000	–	264	7,264
(a)Amounts represent 2025 Company matching contributions to employee 401(k) plan accounts on the same terms offered to all other employees.
(b)Amounts represent 2025 Company matching contributions to the Benefits Restoration Plan.
(c)For Mr. Beyer in 2025, other payments include: (i) retirement plan payments of $243,740 for participation in a program designed to compensate Mr. Beyer in a similar fashion as the Benefits Restoration Plan in accordance with practices in the U.K.; (ii) payments in respect of Mr. Beyer’s U.K. car as provided for in the Amended Beyer Service Agreement; (iii) $128,555 representing costs associated with personal air travel; (iv) $81,600 representing the rental cost of a Company-provided apartment; (v) a supplemental payment to cover the projected cost for health insurance under standard employees plans made available to employees in the U.S.; (vi) the cost of a rental car the Company provided for use in Largo, Florida; (vii) $105,430 related to tax gross-ups on the portion of certain other payments deemed taxable in the U.S.; (viii) a recognition gift; and (ix) payment for tax preparation services given the complexities of Mr. Beyer’s role and (x) the personal portion of a business trip
All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.

CONMED 2026 Proxy Statement	49

NEO Compensation Tables	Table of Contents
Grants of Plan-Based Awards Table in 2025
The table below provides information on the cash and equity awards granted to our NEOs during 2025. Information regarding the terms of these awards can be found under the headings “2025 Executive Bonus Plan” and “2025 Equity Compensation” in the CD&A.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards[4] ($)	Grant Date Fair Value of Stock and Option Awards[5] ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Patrick J. Beyer	1/2/2025	—	—	—	—	—	—	86,355	67.35	2,499,977
	1/2/2025	—	—	—	12,411	24,821	49,642	—	—	2,499,971
	NA	356,440	891,100	1,782,199	—	—	—	—	—	—
Todd W. Garner	3/3/2025	—	—	—	—	—	—	61,475	58.33	1,499,990
	3/3/2025	—	—	—	2,870	5,739	11,478	—	—	500,096
	NA	208,080	520,200	1,040,400	—	—	—	—	—	—
Hollie Foust	3/3/2025	—	—	—	—	—	—	30,738	58.33	750,007
	3/3/2025	—	—	—	1,435	2,869	5,738	—	—	250,005
	NA	119,340	298,350	596,700	—	—	—	—	—	—
Brent Lalomia	3/3/2025	—	—	—	—	—	—	26,895	58.33	656,238
	3/3/2025	—	—	—	1,255	2,510	5,020	—	—	218,721
	NA	92,448	231,120	462,240	—	—	—	—	—	—
Peter K. Shagory	3/3/2025	—	—	—	—	—	—	26,127	58.33	637,499
	3/3/2025	—	—	—	1,220	2,439	4,878	—	—	212,534
	NA	101,153	252,883	505,765	—	—	—	—	—	—
(1)Amounts in these columns represent the threshold, target and maximum possible payouts under the Company’s Executive Bonus Plan. The target bonus is based on a percentage of the NEO’s base salary on December 31, 2025, with a possible payout range of 40% (threshold) to 200% (maximum) of such target bonus. Mr. Beyer is located in the U.K., and, while the amounts shown in this table are expressed in U.S. dollars, Mr. Beyer’s non-equity incentive plan compensation is paid in British pounds. This was converted to U.S. dollars using the spot exchange rate as the last trading day of the year, £0.7466 (December 31, 2025) to U.S. $1.00.
(2)Amounts in these columns represent the threshold (50% payout), target and maximum (200%) future payouts of PSUs, which can be earned based on the achievement of pre-established performance goals for the 2025 to 2027 performance period. The number of PSUs earned could be zero if performance is below threshold.
(3)Amounts represent the total number of shares subject to stock options granted. Stock option awards granted in 2025 vest ratably annually over a period of five years.
(4)Represents the closing market price of a share of Common Stock on the grant date of the stock option.
(5)Amounts in this column reflect the grant date fair value of stock options and PSUs in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC. See notes 4 and 5 to the Summary Compensation Table.

50	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
Narrative to Summary Compensation Table and Grant of Plan-Based Awards
Beyer Service Agreement
Mr. Beyer and CONMED U.K. Limited entered into the Beyer Initial Service Agreement, dated April 25, 2019, outlining the terms of Mr. Beyer’s continued employment as President, International. In addition to his total target direct compensation, the service agreement stated that Mr. Beyer may also participate in CONMED U.K. Limited’s occupational pension scheme, to which CONMED U.K. Limited will make contributions of £10,000 per annum for each year Mr. Beyer participates and CONMED U.K. Limited will also pay Mr. Beyer a pension allowance of £69,382.34, which it reserves the right to vary or withdraw at any time. The Beyer Initial Service Agreement was terminable by either party on six months’ written notice. CONMED U.K. Limited may terminate the agreement with immediate effect by paying to Mr. Beyer, within 28 days of giving notice of such termination, all or the remaining part of Mr. Beyer’s base salary for the then unexpired period of notice. Upon such termination, the Company may require Mr. Beyer not to perform any services (or perform only specified services) in accordance with garden leave policies applicable to employees in the U.K.
While the Beyer Initial Service Agreement remained active, the terms were modified by the First Amendment, in connection with Mr. Beyer’s promotion to the role of Chief Operating Officer of the Company, effective as of April 24, 2024, to include a base salary of £478,225 per annum and a target award opportunity under the Company’s short-term incentive plan equal to 80% of Mr. Beyer’s base salary. In connection with such promotion, Mr. Beyer received a one-time equity award with a target value of $800,000, with 75% of the target value delivered in the form of a stock option and 25% in the form of a PSU award. In addition, pursuant to the First Amendment, Mr. Beyer is entitled to certain tax equalization benefits.
On October 30, 2024, the Company and Mr. Beyer entered into the Amended Beyer Service Agreement, establishing Mr. Beyer’s compensation as President and Chief Executive Officer effective January 1, 2025. The provisions of the Beyer Initial Service Agreement, as amended by the First Amendment, remain in full force and effect, except it provided for his new total target direct compensation paid in 2025.
In addition, Mr. Beyer will be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives of the Company generally, as may be in effect from time to time, including, without limitation, participation in the Company’s Executive Severance Plan at the level applicable to the Company Chief Executive Officer. Mr. Beyer remains subject to certain customary restrictive covenants, including, but not limited to, certain non-solicitation and non-competition obligations for a period of 12 months after termination of employment and a perpetual confidentiality provision.
As a supplement to the Amended Beyer Service Agreement, in connection with Mr. Beyer assuming additional responsibilities the Company committed to provide Mr. Beyer with housing, a car and certain airfare to permit Mr. Beyer to work in Largo, Florida, for the Company’s benefit, rather than Mr. Beyer’s home in the U.K., as well as a tax gross-up to ensure that Mr. Beyer did not bear the costs for the taxable value that Mr. Beyer incurred as a result of assuming these responsibilities at the Company’s request. The costs for these items are included in the “All Other Compensation” column of the Summary Compensation Table.

CONMED 2026 Proxy Statement	51

NEO Compensation Tables	Table of Contents
Outstanding Equity Awards at December 31, 2025

		Option Awards[1]				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)

Patrick J. Beyer	3/1/2017	57,000	—	41.93	3/1/2027	—	—	─	─
	3/1/2018	57,000	—	59.96	3/1/2028	—	—	─	─
	3/1/2019	56,000	—	78.76	3/1/2029	—	—	─	─
	3/1/2020	55,000	—	97.69	3/2/2030	—	—	─	─
	3/1/2021	37,400	9,350	122.55	3/1/2031	—	—	─	─
	3/1/2022	33,000	22,000	144.55	3/1/2032	—	—	─	─
	3/1/2023	12,884	19,328	96.16	3/1/2033	—	—	487	19,772
	3/1/2024	8,935	35,742	79.95	3/1/2034	—	—	1,403	56,962
	4/24/2024	4,012	16,048	70.01	4/24/2034	—	—	1,284	52,130
	1/2/2025	—	86,355	67.35	1/2/2035	—	—	12,411	503,887
Todd W. Garner	1/2/2018	5,100	—	50.61	1/2/2028	—	—	—	—
	3/1/2019	48,000	—	78.76	3/1/2029	—	—	—	—
	3/2/2020	53,000	—	97.69	3/2/2030	—	—	—	—
	3/1/2021	36,040	9,010	122.55	3/1/2031	—	—	—	—
	3/1/2022	33,000	22,000	144.55	3/1/2032	—	—	—	—
	3/1/2023	12,884	19,328	96.16	3/1/2033	—	—	487	19,772
	3/1/2024	8,935	35,742	79.95	3/1/2034	—	—	1,403	56,962
	11/1/2024	—	—	—	—	15,227	618,216	─	─
	3/3/2025	—	61,475	58.33	3/3/2035	—	—	2,870	116,522
Hollie Foust	11/4/2024	—	—	—	—	4,000	163,920	—	—
	3/3/2025	—	30,738	58.33	3/3/2035	—	—	1,435	58,261
Brent Lalomia	6/17/2019	2,500	─	83.15	6/17/2029	—	—	—	—
	3/2/2020	4,000	─	97.69	3/2/2030	—	—	—	—
	3/1/2021	3,200	800	122.55	3/1/2031	—	—	—	—
	3/1/2022	4,800	3,200	144.55	3/1/2032	—	—	—	—
	3/7/2022	─	─	─	─	75	3,074	—	—
	3/1/2023	4,926	7,391	96.16	3/1/2033	—	—	186	7,552
	3/1/2024	3,797	15,191	79.95	3/1/2034	—	—	597	24,238
	3/3/2025	─	26,895	58.33	3/3/2035	—	—	1,255	50,953
Peter K. Shagory	3/1/2017	9,435	─	41.93	3/1/2027	—	—	—	—
	3/1/2018	14,040	─	59.96	3/1/2028	—	—	—	—
	3/1/2019	14,160	─	78.76	3/1/2029	—	—	—	—
	3/1/2020	14,950	─	97.69	3/2/2030	—	—	—	—
	3/1/2021	15,640	3,910	122.55	3/1/2031	—	—	—	—
	3/1/2022	12,000	8,000	144.55	3/1/2032	—	—	—	—
	3/1/2023	6,063	9,096	96.16	3/1/2033	—	—	229	9,297
	3/1/2024	3,797	15,191	79.95	3/1/2034	—	—	597	24,238
	3/3/2025	—	26,127	58.33	3/3/2035	—	—	1,220	49,532
(1)Stock options for all NEOs vest ratably annually over five years beginning on the grant date.
(2)RSUs for Mr. Garner and Ms. Foust vest ratably annually over two years beginning on the grant date. RSUs for Mr. Lalomia vest ratably annually over four years beginning on the grant date.

52	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
(3)Calculated by multiplying the number of unvested RSUs by $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025, the last trading day of the year.
(4)PSUs for all NEOs are earned and vested at the end of a three-year performance period from the grant date.
(5)Calculated by multiplying (a) $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025, the last trading day of the year, and (b) the number of PSU awards at the following performance levels based on estimated achievement as of December 31, 2025: threshold for the 2023 PSUs; threshold for the March 2024 PSUs; target for the April 2024 PSUs, threshold for the January 2025 PSUs; and threshold for the March 2025 PSUs.
Option Exercises and Stock Vested in 2025
The table below shows information regarding the value realized by each of our NEOs upon the exercise of stock options, as well as the vesting of stock awards, in 2025. The number of shares of the Common Stock purchased or acquired and the value received excludes the payment of any fees, commissions or taxes.

	Option Awards[1]		Stock Awards[3]

Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise[2] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[4] ($)

Patrick J. Beyer	─	─	─	─
Todd W. Garner	─	─	7,500	330,000
Hollie Foust	─	─	4,000	182,840
Brent Lalomia	─	─	75	4,706
Peter K. Shagory	4,500	15,345	─	─
(1)Amount relates to stock options or stock appreciation rights exercised during 2025.
(2)Calculated by multiplying (a) the number of shares of the Common Stock purchased by (b) the difference between (i) the closing stock price of the Common Stock on the NYSE on the date of exercise and (ii) the exercise price of the stock option.
(3)Amount relates to RSUs that vested during 2025.
(4)Calculated by multiplying the number of shares of the Common Stock received upon the vesting of RSUs by the closing stock price of the Common Stock on the NYSE on the date of vesting.
Non-Qualified Deferred Compensation in 2025
The table below shows the executive contributions, Company contributions and aggregate earnings related to deferred compensation for all of our NEOs during 2025. Effective January 1, 2010, the Company began offering a Benefits Restoration Plan to eligible employees, including all NEOs, except Mr. Beyer, who participates in a program designed to compensate Mr. Beyer in a similar fashion in accordance with practices in the U.K. The Benefits Restoration Plan provides the opportunity to defer receipt of up to 50% of base salary and up to 100% of bonus compensation and to receive matching contributions from the Company that would otherwise be unavailable under the 401(k) plan because of limits imposed by the Internal Revenue Code. A participant is 100% vested in the participant’s contributions and any earnings. The vesting requirements align with those of the Retirement Savings Plan, which provides for vesting of 20% of any Company contributions for each year of service, such that an employee is 100% vested in any Company contribution after five years of service. Earnings on all amounts in the Benefits Restoration Plan are based on the returns of the investment choices made by the participants. No guaranteed interest rates or returns are provided on investments in the Benefits Restoration Plan. Participants can elect to receive their Benefits Restoration Plan payouts upon separation from the Company in a lump sum or installments over five years.

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/Distributions[4] ($)	Aggregate Balance at Last FYE ($)

Patrick J. Beyer	—	—	---	---	—
Todd W. Garner	—	27,851	156,144	---	1,086,095
Hollie Foust	—		---	---	—
Brent Lalomia	28,000	30,110	13,525	---	107,373
Peter K. Shagory	—	—	5,277	---	46,447
(1)Executive contributions related to the Benefits Restoration Plan each year are reported in the Salary column in the Summary Compensation Table.

CONMED 2026 Proxy Statement	53

NEO Compensation Tables	Table of Contents
(2)Registrant contributions related to the Benefits Restoration Plan each year are reported in the All Other Compensation column in the Summary Compensation Table.
(3)None of the earnings are above-market or preferential, and therefore such amounts are not reported in the Summary Compensation Table.
(4)Aggregate withdrawals and distributions are not reported in the Summary Compensation Table.
Potential Payments on Termination or Change in Control
The information below describes an estimate of certain compensation that would have been payable to each NEO as of December 31, 2025 if such person’s employment was terminated as of such date. Such compensation is in addition to any benefits available generally to salaried employees.
Mr. Garner ceased serving as Chief Financial Officer as of March 15, 2026. He entered into a transition letter agreement in connection with his continued service in 2026 in such role and thereafter as a consultant. This section does not reflect such agreement given the timing of such matters.
Company Plans and Policies
EXECUTIVE SEVERANCE PLAN
The Company maintains the Executive Severance Plan, which all of our NEOs participated in as of December 31, 2025. Mr. Lalomia was added to the plan as of January 1, 2025 in connection with a promotion as of such date.
Non-Change in Control (“Non-CIC”) severance benefits are paid for a non-Change in Control termination of employment by the Company without Cause (defined below).
Change in Control (“CIC”) severance benefits are paid for a Change in Control (defined below) termination of employment (i) by the Company without Cause or by the participant for Good Reason. The protection period is for 24 months following the Change in Control, and requires a double-trigger (CIC and termination).
A termination of the participant’s employment on account of death, disability, by the Company for Cause or by the participant other than for Good Reason will not qualify for severance under the plan. Notwithstanding the preceding sentence, the death of the participant after notice of termination for Good Reason or without Cause has been validly provided will be deemed sufficient to qualify for severance under the plan.

		CEO (Beyer)	Senior Executive (Garner, Foust)	Executive (Lalomia, Shagory)

Non-CIC Severance	Cash	•2x annual base salary[1] •2x bonus[2]	•1.5x annual base salary[1] •1.5x bonus[2]	•1x annual base salary[1] •1x bonus[2]

CIC Severance	Cash	•3x annual base salary[1] •3x bonus[3]	•2.5x annual base salary[1] •2.5x bonus[3]	•2x annual base salary[1] •2x bonus[3]

(1)Base salary represents the annual rate of base salary on the date of termination (of, if greater, the highest annual rate of base salary during the 12 months prior to the date of termination).
(2)The calculation for a non-CIC bonus is the (i) specified multiple noted in this table. multiplied by (ii) the average of the earned bonus (non-equity incentive plan compensation and discretionary bonus; annualized if not employed for the whole of any year) for the two completed years preceding the year of the date of termination.
(3)The calculation for a CIC bonus is the (i) specified multiple noted in this table, multiplied by (ii) the average of the earned bonus (non-equity incentive plan compensation and discretionary bonus; annualized if not employed for the whole of any year) for the three completed years preceding the year of the date of termination.
Cash payments are payable in a lump sum no later than the 60th day (or next business day) following the date of termination.
For a Non-CIC severance and CIC severance, a participant that timely elects continuation coverage in the Company’s group health plans in which the participant participates immediately prior to the date of termination may continue to participate (together with such person’s spouse and dependents) to the extent permitted by applicable law at the same rate paid by similarly situated employees for the maximum period permitted under the Code.

54	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
Compensation and benefits due to a participant under the Executive Severance Plan may be reduced or eliminated in the event the participant receives duplicative termination payments or benefits under any other plan, program, policy, individually negotiated agreement or other arrangement.
Severance payments are subject to the participant’s (i) timely execution and effectiveness of a release for the benefit of the Company and other persons as set forth in the plan, and (ii) specified non-competition, non-solicitation and non-disparagement provisions.
Cause means any of the following with respect to a participant:
•The participant’s willful and continued failure to perform substantially such person’s duties with the Company (other than any such failure resulting from the participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the participant by the Board; or
•The participant’s willful engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates.
For purposes of this definition, no act or failure to act shall be considered “willful” unless done or omitted to be done in bad faith and without reasonable belief that the participant’s action or omission was in the best interests of the Company or its affiliates.
Change in Control means the occurrence of any one of the following events:
•Any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, the following acquisitions events will not be deemed a Change in Control: (i) by the Company or any of its subsidiaries, (ii) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) pursuant to a transaction that is addressed in clauses (a), (b) or (c) in the next bullet; or
•The consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination:
(a)More than 60% of the total voting power of the corporation resulting from such Business Combination eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination;
(b)No person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination; and
(c)At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the approval of the execution of the initial agreement providing for such Business Combination; or
•The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.
Notwithstanding the foregoing, a Change in Control of the Company will not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company will then occur.
Good Reason means, with respect to any participant, the occurrence of any of the following events without the participant’s express written consent:
•(A) Any change in the participant’s duties or responsibilities that is inconsistent in any material and adverse respect with the participant’s position(s), duties, responsibilities or status with the Company as of the effective date (including any material and adverse diminution of such duties or responsibilities); provided, however, that Good Reason will not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this definition or (B) a material and adverse change in the participant’s titles or offices with the Company as in effect on the Effective Date;

CONMED 2026 Proxy Statement	55

NEO Compensation Tables	Table of Contents
•A reduction by the Company in the participant’s rate of annual base salary or material reduction in annual target bonus opportunity, as in effect on the effective date or as the same may be increased from time to time thereafter (other than a reduction of less than 10% that is applicable to all employees generally);
•Any requirement of the Company that the participant (A) be based anywhere more than 50 miles from the office where the participant is located as of the effective date or (B) travel on Company business to an extent substantially greater than the participant’s travel obligations as of the effective date; or
•The failure of the Company to obtain the assumption of this plan from any successor.
An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within 10 days after receipt of notice thereof given by the participant will not constitute Good Reason. The participant’s right to terminate employment for Good Reason will not be affected by the participant’s incapacities due to mental or physical illness and the participant’s continued employment will not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason. A termination for Good Reason is subject to specified notice requirements.
EQUITY PLANS AND AWARD AGREEMENTS
Under the terms of the Company’s equity plans and equity awards, in a non-change in control termination:
•Upon a termination of employment due to death or disability, all outstanding unvested stock options, RSUs and PSUs granted to any NEO will vest immediately prior to such termination (including for PSUs, at the target level of achievement).
•With respect to PSUs, upon termination for any reason other than death or disability (including with or without cause, or by voluntary resignation), the NEO is eligible to earn a pro-rata portion of any outstanding unvested PSUs based on actual performance for the full performance period, and pro rata based on the number of full years completed since the beginning of the performance period.
•For any other termination event, all outstanding unvested equity awards will terminate as of the termination date.
•Any vested stock options (including those accelerated upon death or disability) may be exercised within the shorter of a specified period of days (ranging from 30 days to 120 days) after such termination or the expiration date.
Under the terms of the Company’s equity plans and equity awards, in a change in control event:
•If equity awards are not assumed, substituted or continued in the event of a change in control of the Company (as defined in the applicable award agreement), then all such awards will immediately vest; provided, that with respect to PSUs, PSUs will be deemed earned based on the greater of target performance and actual performance as of the date of change in control (as reasonably determined by the Compensation Committee).
•If equity awards are assumed, substituted or otherwise continued in the event of a change in control of the Company, then all equity awards are subject to “double-trigger” vesting on (i) a termination of the NEO’s employment by the Company other than for cause and (ii) a termination by the NEO for good reason (each as defined in the applicable award agreement), in each case within two years following the change in control of the Company; provided, that with respect to PSUs, PSUs will be deemed earned based on the greater of target performance and actual performance as of the date of change in control (as reasonably determined by the Compensation Committee) and then will continue to be subject to time-vesting, which can be accelerated under the “double-trigger” vesting.
Certain of the equity award agreements for PSUs include the NEO’s right, solely upon the vesting of such equity awards, to be paid cash dividend equivalents for cash dividends paid during the vesting and/or performance periods.
Certain of the equity award agreements also include customary non-competition restrictions, non-solicitation restrictions, as well as trade secret and confidentiality obligations.
BENEFITS RESTORATION PLAN
A participant is 100% vested in the participant’s contributions and any earnings in the Benefits Restoration Plan. The vesting requirements align with those of the Retirement Savings Plan, which provides for vesting of 20% of any Company contributions for each year of service, such that an employee is 100% vested in any Company contribution after five years of service.
Upon a change in control, the unvested portion of a participant’s account will automatically become vested. For purposes of the Benefits Restoration Plan, a “change in control” has the meaning provided in any written agreement between any participant and the employer, if applicable, and if there is no such written agreement with the employer defining a change in control, then a change in control generally means an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board.

56	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
Termination/No Change in Control
The table below represents the payments our NEOs would receive under the Executive Severance Plan and the applicable equity plans and award agreements if their employment were terminated upon a qualifying termination on December 31, 2025, and no Change in Control of the Company had occurred as of such date. For purposes of cash severance, the table assumes the termination of employment by the Company without Cause with respect to each NEO. No cash severance payments will be made, other than accrued benefits, if an NEO’s employment is terminated for Cause or the NEO resigns.

Name	Salary Continuation or Severance ($)	Intrinsic Value of Unvested Stock Awards[1] ($)	Intrinsic Value of Unvested Options[2] ($)	Total ($)

Patrick J. Beyer[3]	3,254,221	1,213,331	—	4,467,552
Todd W. Garner	1,710,919	1,004,688	—	2,715,607
Hollie Foust	1,255,738	278,881	—	1,534,619
Brent Lalomia	635,783	168,490	—	804,273
Peter K. Shagory	648,433	166,054	—	814,487
(1)Unvested equity awards held by each NEO are subject to accelerated vesting upon death or disability in connection with a non-change in control. The intrinsic value of unvested equity awards is calculated by multiplying (a) $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025 (the last trading day of the year) and (b) the number of PSUs (at target, based on award agreements) and RSUs subject to acceleration. Upon any other termination event with a non-change of control, Mr. Beyer’s intrinsic value of unvested PSUs was $42,204 based on the applicable equity award agreement (which amount is not reflected in the table above), and no RSUs would accelerate.
(2)Unvested equity awards held by each NEO are subject to accelerated vesting upon a death or disability in connection with a non-change in control. The intrinsic value of unvested stock options is calculated by multiplying (a) $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025 (the last trading day of the year) less the exercise price of any stock option and (b) the number of stock options subject to acceleration. As of December 31, 2025, all outstanding stock options were underwater and had no intrinsic value.
(3)Mr. Beyer is located in the U.K., and, while the amounts shown in this table are expressed in U.S. dollars, Mr. Beyer’s compensation is paid in GBP. The cash severance was converted to U.S. dollars using the spot exchange rate as of December 31, 2025 (the last trading day of the year) of £0.7466 to U.S. $1.00.
Termination/Change in Control
The table below represents the earnings our NEOs would receive upon a qualifying termination of employment in connection with a Change in Control of the Company on December 31, 2025, under the Executive Severance Plan, the applicable equity plans and award agreements, and under the terms of the Benefits Restoration Plan, as applicable.

Name	Salary Continuation or Severance ($)	Intrinsic Value of Unvested Stock Awards[1] ($)	Intrinsic Value of Unvested Options[2] ($)	Value of Unvested Company Benefits Restoration Plan Contributions ($)	Total ($)

Patrick J. Beyer[3]	4,636,729	1,213,331	—	—	5,850,060
Todd W. Garner	2,893,569	1,004,688	—	—	3,898,256
Hollie Foust	2,092,897	278,881	—	—	2,371,778
Brent Lalomia	1,240,636	168,490	—	—	1,409,126
Peter K. Shagory	1,330,303	166,054	—	—	1,496,357
(1)Unvested equity awards held by each NEO are subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control. The intrinsic value of unvested equity awards is calculated by multiplying (a) $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025 (the last trading day of the year) and (b) the number of PSUs and (b) the number of PSUs (at target, based on award agreements) and RSUs subject to acceleration.
(2)Unvested equity awards held by each NEO are subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control. The intrinsic value of unvested stock options is calculated by multiplying (a) $40.60, the closing stock price of the Common Stock on the NYSE on December 31, 2025 (the last trading day of the year) less the exercise price of any stock option and (b) the number of stock options subject to acceleration. As of December 31, 2025, all outstanding stock options were underwater and had no intrinsic value.
(3)Mr. Beyer is located in the U.K., and, while the amounts shown in this table are expressed in U.S. dollars, Mr. Beyer’s compensation is paid in GBP. The cash severance was converted to U.S. dollars using the spot exchange rate as of December 31, 2025 (the last trading day of the year) of £0.7466 to U.S. $1.00.

CONMED 2026 Proxy Statement	57

NEO Compensation Tables	Table of Contents
Pay Ratio
We are required by Item 402(u) of Regulation S-K to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
During 2025, the principal executive officer of the Company was Patrick J. Beyer. For 2025, Mr. Beyer’s annual total compensation was $7,634,873 and our median employee’s annual total compensation was approximately $50,348 resulting in an estimated pay ratio of 152:1.
Given there was no change in the Company’s employee population or employee compensation arrangements as of December 31, 2025 that the Company believes would result in a significant change to the pay ratio disclosure, the same median employee was used for the 2025 analysis as was used for the prior two years.
We identified the median employee in 2023 by using the taxable earnings of all 3,840 active employees of the Company and its consolidated subsidiaries (excluding our prior CEO) as of December 31, 2023, whether employed full-time or part-time. Taxable earnings consisted of: (i) base salary, (ii) the target bonus, commission and/or management bonus paid during the period and (iii) other miscellaneous compensation items. Where applicable, currency of earnings was converted to U.S. dollars using an exchange rate as of our determination date.
After identifying our median employee, who is located in the U.S., we calculated the 2025 annual total compensation for both the median employee and Mr. Beyer using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
The Company’s executive compensation has been highly correlated with the Company’s performance. Each year, the Compensation Committee assesses the performance of the Company over time, the prior year’s performance, as well as the anticipated performance in the coming year to determine the appropriate level of compensation.
The Pay versus Performance table below shows the strong link between Compensation Actually Paid (“CAP”) and the performance of the Company. The strong correlation between TSR and CAP results from two factors: (i) the role of revenue growth and adjusted diluted net earnings per share in driving the executive bonus plan payouts; and (ii) the fact that the NEOs do not realize value from stock options unless stockholders also see an increase in the stock price, which is the sole driver of value for the stock options (as we do not allow for dividend equivalents for unvested stock options). The Company added PSUs to its long-term incentive compensation program in 2023. These PSUs will be earned and vest based on the relative performance of the Company’s TSR compared to an index of similar companies.

Year	Summary Compensation Table (SCT) Total for PEO[1] ($)	Compensation Actually Paid to PEO[2] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[3] ($)	Total Shareholder Return[4] ($)	Peer Group Total Shareholder Return[4] ($)	Net Income (Loss) (in $M)	Adjusted Diluted Net Earnings (Loss) Per Share[5] ($)

2025	7,634,873	2,516,627	2,091,684	640,936	37.86	126.87	47.1	4.59
2024	7,366,555	(4,765,014)	2,766,144	(45,286)	63.84	137.81	132.4	4.17
2023	7,764,615	13,280,569	2,498,754	3,900,605	101.04	124.22	64.5	3.45
2022	7,835,495	(8,291,607)	3,060,984	(792,323)	81.19	113.92	(80.6)	2.65
2021	9,374,480	23,174,447	2,345,015	5,176,896	128.81	140.40	62.5	3.21

58	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
(1)The PEO and Non-PEO NEOs included in the above table reflect the following:

Fiscal Year	PEO	Non-PEO NEOs

2025	Patrick J. Beyer	Todd W. Garner, Hollie Foust, Brent Lalomia, Peter K. Shagory
2024	Curt R. Hartman	Todd W. Garner, Patrick J. Beyer, Stanley (Bill) W. Peters, Heather L. Cohen, Peter K. Shagory, Brent Lalomia
2023	Curt R. Hartman	Todd W. Garner, Patrick J. Beyer, Stanley (Bill) W. Peters, Heather L. Cohen
2022	Curt R. Hartman	Todd W. Garner, Patrick J. Beyer, Stanley (Bill) W. Peters, Heather L. Cohen
2021	Curt R. Hartman	Todd W. Garner, Patrick J. Beyer, Stanley (Bill) W. Peters, Daniel S. Jonas
(2)The following table sets forth the adjustments made to the SCT Total for the PEO during 2025 to determine CAP to the PEO, with “fair value” calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, as of the end of the specified period.

Fiscal Year	2025 ($)

SCT Total	7,634,873
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,999,948)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,178,924
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(2,032,144)
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(265,078)
Compensation Actually Paid	2,516,627
(3)The following table sets forth the adjustments made to the SCT Total for Non-PEO NEOs during 2025 to determine CAP to Non-PEO NEOs, with “fair value” calculated in accordance with Compensation – Stock Compensation Topic 718 of FASB ASC as of the end of the specified period.

Fiscal Year	2025 ($)

SCT Total	2,091,684
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,181,273)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	725,939
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(840,440)
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(154,975)
Compensation Actually Paid	640,936
(4)Pursuant to Item 402(v) of Regulation S-K, each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 31, 2020. The Peer Group referenced for purposes of TSR comparisons reflects the group of companies in the S&P 500 Health Care Equipment Index, which is the industry peer group as reflected in the 2025 Annual Report.
(5)Adjusted diluted net earnings per share (“EPS”) is a financial measure that the Company believes is an important performance measure to link compensation actually paid to the PEO and non-PEO NEOs to the Company’s performance. Adjusted diluted net EPS is a non-GAAP measure. Refer to the “GAAP to Non-GAAP Reconciliations” section of this Proxy Statement for the most directly comparable GAAP measure, GAAP diluted earnings (loss) per share.
Most Important Performance Measures
The table below lists our most important performance measures used to link compensation actually paid to our NEOs for 2025 to Company performance, as further described in the sections titled “2025 Executive Bonus Plan” and “2025 Equity Compensation” of the CD&A.
2025 MOST IMPORTANT PERFORMANCE MEASURES (UNRANKED)
•Net Sales (FX Adjusted)
•Adjusted EPS
•Operating Cash Flow
•Three-year Relative Total Shareholder Return

CONMED 2026 Proxy Statement	59

NEO Compensation Tables	Table of Contents
Relationship Between Compensation and Financial Performance
The table below shows the alignment between Compensation Actually Paid (CAP) to the CEO and Average CAP to our non-CEO NEOs, and our performance, consistent with our compensation philosophy as described in “Compensation Discussion and Analysis.” The following graph displays CONMED TSR, Peer Group TSR, the CAP for the PEO and the average non-PEO NEO CAP, for the years 2021, 2022, 2023, 2024, and 2025.
CONMED Corporation CAP vs TSR

PEO CAP ($M) - HARTMAN, CURT	PEO CAP ($M) - BEYER, PAT	AVG NEO CAP ($M)	CNMD TSR	S&P 500 Health Care Equipment (Sub Ind) TSR

The following graph displays Net Income and CAP of the PEO and the average non-PEO NEOs for the years 2021, 2022, 2023, 2024, and 2025.
CONMED Corporation CAP vs Net Income

PEO CAP ($M) - HARTMAN, CURT	PEO CAP ($M) - BEYER, PAT	AVG NEO CAP ($M)	Net Income ($M)

60	CONMED 2026 Proxy Statement

Table of Contents	NEO Compensation Tables
The following graph displays the Company selected measure, Adjusted Diluted Net EPS, and the CAP for the PEO and the average non-PEO NEO CAP for the years 2021, 2022, 2023, 2024, and 2025.
CONMED Corporation CAP vs Adjusted Diluted Net Earnings Per Share

PEO CAP ($M) - HARTMAN, CURT	PEO CAP ($M) - BEYER, PAT	AVG NEO CAP ($M)	Adjusted Diluted Net Earnings Per Share

This pay for performance section is not “soliciting material,” is not deemed to be filed with the SEC and is not to be incorporated by reference into any of the Company’s SEC filings, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

CONMED 2026 Proxy Statement	61

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 24, 2026, by each director and director nominee, by each of our NEOs, by all directors and executive officers as a group, and by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, as of the date indicated in the applicable footnote for each 5% beneficial owner.
On March 24, 2026, the record date, there were 426 stockholders of record of 30,143,706 shares of the Company’s Common Stock.

	Shares Owned Directly or Indirectly[1] (#)	Shares Vesting or Exercisable in 60 days[2] (#)	Total Ownership
Name			(#)	(%)

David Bronson	17,241		17,241	*
Brian P. Concannon	10,116		10,116	*
LaVerne H. Council	4,048		4,048	*
Charles M. Farkas	14,859		14,859	*
Mark Kaye	152		152	*
Kim Kelderman	—		—	*
Barbara J. Schwarzentraub[3]	5,786		5,786	*
Patrick J. Beyer	10,807	4,012	14,819	*
Todd W. Garner	1,836		1,836	*
Hollie Foust	2,886		2,886	*
Brent Lalomia[4]	1,040		1,040	*
Peter K. Shagory	3,897		3,897	*
Directors and executive officers as a group (16 persons)	72,851	10,347	83,198	*
BlackRock, Inc.[5] 50 Hudson Yards New York, NY 10001	4,679,441		4,679,441	15.5%
Earnest Partners, LLC[6] 1800 Peachtree Street NE Suite 2300 Atlanta, GA 30309	2,784,300		2,784,300	9.2%
Fuller & Thaler Asset Management, Inc.[7] 411 Borel Avenue, Suite 300 San Mateo, CA 94402	1,740,630		1,740,630	5.8%
Unless otherwise set forth above, the address of each of the above listed stockholders is c/o CONMED Corporation, 11311 Concept Boulevard, Largo, FL 33773.
*Less than 1%

62	CONMED 2026 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management
(1)Includes vested stock options (substantially all of which are underwater as of March 24, 2026) for executive officers and directors. All executive officers and directors have sole voting and dispositive power over the shares listed.
(2)Includes the right to acquire shares within 60 days of March 24, 2026, including upon the exercise of vested options, and the vesting of RSUs and PSUs.
(3)Includes 1,442 shares held in a trust.
(4)Includes 125,232 shares beneficially held through a fund whose only investment is CONMED Common Stock in a 401(k) fund.
(5)The Schedule 13G/A (Amendment No. 20) filed with the SEC by BlackRock, Inc. on July 18, 2025, to report ownership as of June 30, 2025, reflects beneficial ownership of shares of Common Stock by virtue of having sole voting power over 4,603,877 shares of Common Stock and sole power to dispose of 4,679,441 shares of Common Stock in its role as investment advisor for certain funds.
(6)The Schedule 13G/A (Amendment No. 6) filed with the SEC by Earnest Partners, LLC on November 13, 2024, to report ownership as of October 31, 2024, reflects beneficial ownership of shares of Common Stock by virtue of having sole voting power over 1,867,201 shares of Common Stock, shared voting power over 417,606 shares of Common Stock and sole power to dispose of 2,784,300 shares of Common Stock in its role as investment advisor for certain funds.
(7)The Schedule 13G filed with the SEC by Fuller & Thaler Asset Management, Inc. on August 14, 2025, to report ownership as of June 30, 2025, reflects beneficial ownership of shares of Common Stock by virtue of having sole voting power over 1,714,377 shares of Common Stock and sole power to dispose of 1,740,630 shares of Common Stock in its role as investment advisor for certain funds.

CONMED 2026 Proxy Statement	63

PROPOSAL THREE
Ratification of Independent Registered Public Accounting Firm for 2026
The Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. In the first quarter of 2026, the Audit Committee unanimously reappointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. PricewaterhouseCoopers has served as the Company’s independent auditor since 1982.
Support for Recommendation
In determining that retaining PricewaterhouseCoopers for 2026 was in the best interests of the Company and its stockholders, the Audit Committee reviewed:
•Efficiencies of continued engagement – The Audit Committee, management and PricewaterhouseCoopers have invested significant time, resources and money in furtherance of a successful ongoing engagement. PricewaterhouseCoopers has established extensive familiarity with the Company’s business and operations, employees, accounting policies, financial systems and internal control framework.
•Audit Effectiveness – The positive assessment by the Audit Committee and management regarding PricewaterhouseCoopers’ performance of the Company’s audit and non-audit services for 2025.
•Expertise and industry knowledge – PricewaterhouseCoopers’ qualifications, independence, capabilities and expertise are evident through its audit planning and reports, industry knowledge, subject matter experts, evaluation of emerging issues and complex matters, use of technology, resources and staffing, and objectivity and professional skepticism.
•External data on audit quality and performance – Results of recent Public Company Accounting Oversight Board reports on PricewaterhouseCoopers and improvements made from period to period.
•Reasonableness of fees – The financial terms of the engagement, including the reasonableness of all audit and non-audit fees charged, taking into account the breath and complexity of the services provided, as well as the efficiencies achieved in performing such services. See “Other Audit Committee Disclosures - Principal Accounting Fees and Services” and “- Audit Committee Report” for additional information regarding applicable services and fees in 2024 and 2025.
•Communication – The quality and frequency of PricewaterhouseCoopers’ communications to and interactions with the Audit Committee, including the Chair, at meetings and between meetings, as well as with management and the accounting team.
•Key support from lead engagement partner – The lead engagement partner of PricewaterhouseCoopers is subject to a mandatory five-year rotation period in accordance with applicable law. The Audit Committee is involved in selecting the lead engagement partner and ensuring an effective transition. The Audit Committee Chair periodically has direct correspondence with the lead engagement partner, and the Audit Committee regularly meets in executive session solely with the lead engagement partner to promote a candid dialogue on critical matters. The current lead engagement partner has served since 2025.
•Auditor independence – PricewaterhouseCoopers employs a rigorous process for monitoring and maintaining independence, and its transparent disclosure regarding related considerations.
•Ratification of proposal at the 2025 annual meeting – At the 2025 annual meeting, over 93% of the stockholder votes supported the ratification of PricewaterhouseCoopers to serve as our independent registered public accounting firm for 2025.
Advisory Vote
As a matter of good corporate governance, the Audit Committee and the Board have determined to submit this appointment to stockholders for ratification. The Audit Committee may consider such vote when determining to appoint an independent registered public accounting firm in the future. In addition, even if stockholders ratify such appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders. Representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

64	CONMED 2026 Proxy Statement

Other Audit Committee Disclosures
Audit Committee Report
The role of the Audit Committee includes assisting the Board in its oversight of the independent registered public accounting firm, the Company’s accounting and financial reporting employees, the Company’s internal controls and accounting policies and procedures, and financial reporting. The Board, in its business judgment, has determined in accordance with applicable NYSE listing standards and SEC rules that all members of the Audit Committee are independent and qualify as “audit committee financial experts.” The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee reviews its charter no less than annually and makes recommendations to the Board to reflect the evolving role of the Audit Committee.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an integrated audit of the Company’s audited consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in its charter. The Audit Committee does not provide any expert or other special assurances as to the Company’s financial statements or expert or professional certifications as to the work of the independent registered public accounting firm. In 2025, the Audit Committee continued to work with management regarding the Company’s financial management, the services and fees of the independent auditor, and the Company’s financial reporting controls and accounting policies and procedures. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed under the applicable auditing standards.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter regarding the independent registered public accounting firm’s independence required by the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm its independence from management. In connection with its responsibility to appoint the independent registered public accounting firm, the Audit Committee evaluated the independence of the independent registered public accounting firm, including such written disclosures. Further, the Audit Committee evaluated the fees proposed and billed for non-audit services and considered the nature and scope of non-audit services. Based on the foregoing considerations and other matters, the Audit Committee determined that PricewaterhouseCoopers LLP was independent under the applicable standards.
Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 17, 2026.
Audit Committee
Barbara J. Schwarzentraub, Chair
David Bronson
Mark Kaye
This Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

CONMED 2026 Proxy Statement	65

Other Audit Committee Disclosures	Table of Contents
Principal Accounting Fees and Services
The Audit Committee is solely responsible for establishing the fee arrangement with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has adopted procedures requiring pre-approval of services and fees by the Company’s independent registered public accounting firm. Such pre-approvals have been generally delegated to the Chair of the Audit Committee, who reports any such pre-approvals at the Audit Committee’s next meeting. The following table presents fees paid to PricewaterhouseCoopers in 2024 and 2025.

Fee Summary	2025 ($)	2024 ($)

Audit Fees[1]	2,532,800	2,465,000
Audit-Related Fees	—	—
Tax Fees[2]	280,746	245,000
All Other Fees	2,000	2,000
Total Fees	2,815,546	2,712,000
(1)Audit fees were incurred in connection with audit work performed on the integrated audit of the consolidated financial statements, an opinion on the effectiveness of the Company’s internal control over financial reporting, subsidiary audits, quarterly reviews of condensed consolidated financial statements, accounting consultations and services in connection with securities offerings.
(2)Tax fees include tax compliance, tax planning and tax advice.
Related Person Transactions
2025 Related Person Transactions
There were no related person transactions required to be reported for 2025.
Related Party Transaction Policy
Our Audit Committee has adopted a written policy that sets out procedures for the reporting, review and approval or ratification of related party transactions. The policy operates in conjunction with other aspects of our compliance program, including our Code of Business Conduct and Ethics and the Conflicts of Interest Policy. Related parties include any of our directors, nominees for director, executive officers or stockholders having a 5% or more beneficial interest in the Common Stock, and specified immediate family members thereof. To assist in identifying potential related party transactions, all directors and executive officers of the Company are required to complete annual questionnaires from the Company and its auditor that include relevant inquiries as to such matters. In addition, management oversees a reasonable review of the Company’s books and records and makes other inquiries, as appropriate.
The Audit Committee is responsible for approving related party transactions; however, the Chair of the Audit Committee is authorized to approve certain related party transactions that arise between regularly scheduled Audit Committee meetings, and the Chair will report any approvals to the full Audit Committee at the next meeting. In considering whether to approve or ratify any related party transaction, the approving person may consider all factors that it deems relevant to the transaction, including, but not limited to: the amount payable to or receivable from a related party; the nature of the interest of the related party in the transaction; the benefits of the transaction to the Company, and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties. The policy sets forth certain pre-approved transaction categories as being consistent with the best interests of the Company.

66	CONMED 2026 Proxy Statement

Additional Information
General Information about the Meeting
The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the 2026 annual meeting to be held on Monday, May 18, 2026 at 11:30 a.m. EDT, and during any adjournment or postponement thereof. The Company is holding the 2026 annual meeting by means of remote communication. The details on how to participate remotely are available within this Proxy Statement or at the meeting website, and described further below.
Stockholders will be able to attend the 2026 annual meeting remotely and may submit questions during the meeting and vote by registering at the meeting website and entering the 16-digit control number included on their Notice of Internet Availability, their proxy card or their voting instruction form. The matters to be considered and acted upon at the 2026 annual meeting are described in the foregoing notice of the meeting and this Proxy Statement. This Proxy Statement, the related form of proxy and the Company’s Annual Report to Stockholders, including the Company’s Annual Report on Form 10-K, will be posted to the meeting website on or about April 7, 2026 and may be accessed by all stockholders of record on March 24, 2026, which is the record date for the 2026 annual meeting.
The cost of preparing, assembling and mailing the proxy, this Proxy Statement and other material enclosed, and all clerical and other expenses of the solicitation of proxies on the Company’s behalf, will be borne by the Company. In addition to the solicitation of proxies on behalf of the Company by use of mail, directors and officers of the Company and its subsidiaries may solicit proxies for no additional compensation by telephone, telegram, e-mail or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.
Voting Methods; Voting Proxies
All stockholders are urged to vote and submit proxies in advance of the 2026 annual meeting by one of the methods described in this Proxy Statement. Stockholders are also encouraged to submit proxies as early as possible to avoid processing delays. Stockholders who have not voted their shares prior to the 2026 annual meeting or who wish to change their vote may vote their shares electronically during the 2026 annual meeting by clicking on the “Vote Here” field on the meeting website.
Shares of the Company’s Common Stock represented remotely via the meeting website or by proxy will be voted as described in this Proxy Statement or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy by executing and delivering a later-dated proxy, by delivering a written notice to the Corporate Secretary of the Company or by voting remotely.
The persons named as proxies are Hollie Foust, who is the EVP, General Counsel and Corporate Secretary of the Company, and Thomas Fistek, who is the Chief Counsel and Assistant Corporate Secretary of the Company.
Proposals; Board Recommendation

Proposal		Board Recommendation

1
Election of Directors.
Elect the seven nominees named in this Proxy Statement to the Board of Directors for a one-year term and until a successor has been duly elected and qualified, or until such earlier termination of service.
FOR each nominee
2	Say on Pay. Approve an advisory vote on the compensation of the Company’s Named Executive Officers.	FOR
3
Ratification of the Appointment of PricewaterhouseCoopers LLP for 2026.
Approve an advisory vote to ratify the appointment of PwC as the Company’s independent registered public accounting firm for 2026.
FOR

CONMED 2026 Proxy Statement	67

Additional Information	Table of Contents
Voting Rights
The holders of record of the 30,143,706 shares of Common Stock outstanding on March 24, 2026 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present remotely via the online platform or by proxy will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum for the transaction of business at the meeting.
In accordance with Delaware law, abstentions are not counted in determining the votes cast at the meeting.
Stockholders are not entitled to cumulative voting rights.
Votes Required to Approve Proposals

Vote Impact

Proposal		Vote Required	For	Against	Abstain	Broker Non-Votes

1	Election of Directors	Plurality of the votes cast by holders who are entitled to vote thereon*	FOR the director nominee(s)	None	None (not a vote cast)	None (not entitled to vote)
2	Say on Pay	Majority of the votes cast by the holders who are entitled to vote thereon	FOR the proposal	Against the proposal	None (not a vote cast)	None (not entitled to vote)
3	Ratification of Appointment of PwC for 2026	Majority of the votes cast by the holders who are entitled to vote thereon	FOR the proposal	Against the proposal	None (not a vote cast)	Brokers may vote in their discretion
*Subject to majority voting policy in the case of uncontested director election
When properly executed, a proxy will be voted as specified by the stockholder. If no choice is specified by the stockholder in a properly executed proxy, a proxy will be voted “for all” director nominees for Proposal (1) and “for” Proposals (2) and (3), and in the proxies’ discretion on any other matters properly brought before the meeting.
Votes at the 2026 annual meeting will be tabulated by a representative of Broadridge, which has been appointed by the Board to serve as the inspector of election.
Participating in the 2026 Annual Meeting
Stockholders of record or individuals who own beneficial shares at the close of business on the record date of March 24, 2026 may participate in the 2026 annual meeting. Individuals who hold a valid proxy may also participate in the 2026 annual meeting. To attend the 2026 annual meeting, visit www.virtualshareholdermeeting.com/CNMD2026 and enter your 16-digit control number found on your Notice of Internet Availability of Proxy Materials, proxy card or your Voter Instruction Form provided with this Proxy Statement. We encourage stockholders to log on 15 minutes prior to the start of the 2026 annual meeting.
Once admitted to the 2026 annual meeting, stockholders will be able to ask questions (instructions provided below) and/or vote their shares (as described above).
Asking Questions
An opportunity will be provided to present questions during the 2026 annual meeting. Questions may be submitted during the 2026 annual meeting by accessing the “Ask a Question” field. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We cannot ensure every stockholder who submits a question or comment will receive a response during the meeting. Any questions that are not answered during the meeting will be reviewed and addressed as soon as practicable following the meeting. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the meeting by contacting our Investor Relations Department.

68	CONMED 2026 Proxy Statement

Table of Contents	Additional Information
Voting Results
We expect to report the voting results of the 2026 annual meeting no later than four business days thereafter on a Form 8-K filed with the SEC, which will also be available in the investor relations area of our website.
Householding
No more than one Proxy Statement and Annual Report will be sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent Proxy Statement and Annual Report by writing: Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. Requests will be responded to promptly. Stockholders sharing an address who receive multiple copies and wish to receive only a single copy of this Proxy Statement and Annual Report may write or call the transfer agent at the above address or phone number to request a change.
Stockholder Proposals for 2027 Annual Meeting
The following table summarizes how stockholders may submit specified proposals and director nominations for our 2027 annual meeting. For each of the below, please refer to our by-laws and SEC regulations for all applicable requirements, including the processes to provide notice and submit the proposal or nomination.

Type of Proposal/Nomination	Description/Information to be Provided	When Proposal/Nomination Must be Received

Proxy Access Director Nominees
•Our by-laws provide that, under certain circumstances, a stockholder or group of up to 20 stockholders may seek to include director nominees that they have nominated in our proxy statement.
•The nominating stockholder or group of stockholders must own, and have owned continuously for at least three years, at least 3% of our outstanding Common Stock.
•The Company shall not be required to include in the proxy statement for an annual meeting of stockholders more nominees than the number of directors constituting the greater of two or 20% of the total number of directors of the Company on December 8, 2026 (rounded down to the nearest whole number), which may be reduced under certain circumstances as described in our by-laws.
•The nominating stockholder or group of stockholders must satisfy the other applicable requirements of our by-laws and each nominee must meet the qualifications set forth in our by-laws.
No earlier than November 8, 2026, and no later than December 8, 2026
Stockholder-Nominated Director Nominees
•Stockholders wishing to nominate directors for election at the 2027 annual meeting must provide the information required by our by-laws and each nominee must meet the qualifications required by our by-laws.
•To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
No earlier than February 17, 2027, and no later than March 19, 2027
Rule 14a-8 Stockholder Proposals
•Stockholders wishing to propose matters for consideration at the 2027 annual meeting, and who desire that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, may do so by submitting a proposal that satisfies the requirements of Rule 14a-8 under the Exchange Act.
On or before December 8, 2026
Other Stockholder Proposals
•Stockholders wishing to propose matters for consideration at the 2027 annual meeting, and who do not wish to have such proposals included in the Company’s proxy statement, may do so by submitting a proposal in accordance with our by-laws.
No earlier than February 17, 2027, and no later than March 19, 2027

CONMED 2026 Proxy Statement	69

Additional Information	Table of Contents
Forward-Looking Disclaimer
This Proxy Statement may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Annual Report on Form 10-K for the full year ended December 31, 2025 and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.
Non-GAAP Financial Measures
Management has disclosed adjusted financial measurements in this Proxy Statement that present financial information that is not in accordance with generally accepted accounting principles in the United States (GAAP). The Company analyzes Net Sales on a constant currency basis to better measure the comparability of results between periods. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. These measurements are not a substitute for GAAP measurements. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. See “Appendix A - Non-GAAP Financial Measures” for the applicable reconciliations to the most directly comparable GAAP financial measures.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto. Based on our review of the insiders’ forms filed with the SEC during 2025 and representations made by the directors and executive officers, all reports were timely filed except for the following reports, which were late as a result of administrative error. A Form 4 for Andrew Moller, reporting a stock option grant on January 27, 2025, was filed on January 30, 2025; a Form 4 for Matthew Schabacker, reporting a stock option grant on April 28, 2025, was filed on May 1, 2025; a Form 3 for Stephan Epinette, who became a Section 16 officer on February 24, 2025, was filed on May 15, 2025; and a Form 4 for Stephan Epinette, reporting RSUs granted on March 3, 2025, was filed on May 15, 2025.

70	CONMED 2026 Proxy Statement

APPENDIX A -
Non-GAAP Financial Measures

	Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (in thousands, except per share amounts, unaudited) Year Ended December 31, 2025

	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments	Diluted EPS

As reported	$750,475	$591,969	$55,884	$102,622	$31,087	$418	$24,062	33.8%	$47,055		$—	$47,055
% of sales	54.6%	43.1%	4.1%	7.5%
EPS										$1.52		$1.51
Shares										31,036	113	31,149
Operational optimization costs	12,450	(12,926)	—	25,376	—	—	4,112		21,264
Product rationalization costs	22,249	(2,234)	—	24,483	—	—	4,940		19,543
Contingent consideration fair value adjustments	—	(22,951)	—	22,951	—	—	1,324		21,627
Executive transition costs	—	(12,165)	—	12,165	—	—	2,812		9,353
EU medical device regulations	—	—	(785)	785	—	—	11		774
Debt refinancing costs	—	—	—	—	—	(418)	47		371
Legal matters	—	(2,609)	—	2,609	—	—	454		2,155
Gain on sale of product line	—	354	—	(354)	—	—	(82)		(272)
Termination of distribution agreement	(9,866)	—	—	(9,866)	—	—	(141)		(9,725)
	$775,308	$539,438	$55,099	$180,771	$31,087	$—	$37,539		$112,145
Adjusted gross profit %	56.4%
Amortization	$6,000	(29,188)	—	35,188	(5,646)	—	9,898		30,936
As adjusted		$510,250	$55,099	$215,959	$25,441	$—	$47,437	24.9%	$143,081		$—	$143,081
% of sales		37.1%	4.0%	15.7%
Adjusted diluted EPS												$4.59

Shares										31,036	113	31,149
Convertible note hedges												—
Adjusted diluted shares												31,149

CONMED 2026 Proxy Statement	A-1

Appendix A	Table of Contents

	Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (in thousands, except per share amounts, unaudited) Year Ended December 31, 2024

	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments	Diluted EPS

As reported	$733,032	$478,280	$54,426	$200,326	$37,297	$—	$30,606	18.8%	$132,423		$—	$132,423
% of sales	56.1%	36.6%	4.2%	15.3%
EPS										$4.29		$4.25
Shares										30,846	304	31,150
Legal matters	—	(5,097)	—	5,097	—	—	806		4,291
Restructuring and related costs	235	(1,539)	—	1,774	—	—	255		1,519
Product rationalization costs	1,414	—	—	1,414	—	—	203		1,211
Hurricane impact	955	—	—	955	—	—	829		126
Lease impairment	—	(606)	—	606	—	—	526		80
Termination of distributor agreement	—	970	—	(970)	—	—	(139)		(831)
Contingent consideration fair value adjustments	—	41,048	—	(41,048)	—	—	(1,591)		(39,457)
	$735,636	$513,056	$54,426	$168,154	$37,297	$—	$31,495		$99,362
Adjusted gross profit %	56.3%
Amortization	$6,000	(28,629)	—	34,629	(5,700)	—	9,775		30,554
As adjusted		$484,427	$54,426	$202,783	$31,597	$—	$41,270	24.1%	$129,916		$—	$129,916
% of sales		37.1%	4.2%	15.5%
Adjusted diluted EPS												$4.17

Shares										30,846	304	31,150
Convertible note hedges												—
Adjusted diluted shares												31,150

A-2	CONMED 2026 Proxy Statement

Table of Contents	Appendix A

	Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (in thousands, except per share amounts, unaudited) Year Ended December 31, 2023

	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments	Diluted EPS

As reported	$676,245	$503,040	$52,602	$120,603	$39,775	$—	$16,369	20.3%	$64,459		$—	$64,459
% of sales	54.3%	40.4%	4.2%	9.7%
EPS										$2.10		$2.04
Shares										30,668	880	31,548
Acquisition and integration costs	8,617	(752)	—	9,369	—	—	1,207		8,162
Termination of distributor agreements	—	(2,098)	—	2,098	—	—	417		1,681
Restructuring and related costs	2,035	(1,578)	—	3,613	—	—	930		2,683
Software implementation costs	—	(6,056)	—	6,056	—	—	1,453		4,603
Contingent consideration fair value adjustments	—	2,421	—	(2,421)	—	—	2,037		(4,458)
	$686,897	$494,977	$52,602	$139,318	$39,775	$—	$22,413		$77,130
Adjusted gross profit %	55.2%
Amortization	$6,000	(29,068)	—	35,068	(6,058)	—	9,969		31,157
As adjusted		$465,909	$52,602	$174,386	$33,717	$—	$32,382	23.0%	$108,287		$—	$108,287
% of sales		37.4%	4.2%	14.0%
Adjusted diluted EPS												$3.45

Shares										30,668	880	31,548
Convertible note hedges												(142)
Adjusted diluted shares												31,406

CONMED 2026 Proxy Statement	A-3

Appendix A	Table of Contents

	Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (in thousands, except per share amounts, unaudited) Year Ended December 31, 2022

	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense (Benefit)	Effective Tax Rate	Net Income (Loss)	Basic EPS	Adjustments	Diluted EPS

As reported	$571,245	$454,039	$47,152	$70,054	$28,905	$112,011	$9,720	(13.7)%	$(80,582)		$—	$(80,582)
% of sales	54.6%	43.4%	4.5%	6.7%
EPS										$(2.68)		$(2.68)
Shares										30,040	—	30,040
Acquisition and integration costs	4,540	(10,063)	—	14,603	—	—	46,965		(32,362)
Legal matters	—	(775)	—	775	—	—	(462)		1,237
Restructuring and related costs	1,955	(786)	—	2,741	—	—	6,029		(3,288)
Software implementation costs	—	(6,769)	—	6,769	—	—	14,889		(8,120)
Contingent consideration fair value adjustments	—	(2,518)	—	2,518	—	—	5,538		(3,020)
Convertible notes premium on extinguishment	—	—	—	—	—	(103,125)	(61,521)		164,646
Change in fair value of convertible notes hedges upon settlement	—	—	—	—	—	(5,460)	(3,257)		8,717
Loss on early extinguishment of debt	—	—	—	—	—	(3,426)	(2,044)		5,470
	$577,740	$433,128	$47,152	$97,460	$28,905	$—	$15,857		$52,698
Adjusted gross profit %	55.3%
Amortization	$6,000	(27,791)	—	33,791	(4,910)	—	9,381		29,320
As adjusted		$405,337	$47,152	$131,251	$23,995	$—	$25,238	23.5%	$82,018		$2,978	$84,996
% of sales		38.8%	4.5%	12.6%
Adjusted diluted EPS												$2.65

Shares										30,040	2,656	32,696
Convertible note hedges												(578)
Adjusted diluted shares												32,118

A-4	CONMED 2026 Proxy Statement

Table of Contents	Appendix A

	Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (in thousands, except per share amounts, unaudited) Year Ended December 31, 2021

	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments	Diluted EPS

As reported	$568,036	$414,754	$43,565	$109,717	$35,485	$1,127	$10,563	14.4%	$62,542		$—	$62,542
% of sales	56.2%	41.0%	4.3%	10.9%
EPS										$2.14		$1.94
Shares										29,162	3,054	32,216
Restructuring and related costs	—	(414)	—	414	—	—	109		305
Loss on early extinguishment of debt	—	—	—	—	—	(1,127)	281		846
	$568,036	$414,340	$43,565	$110,131	$35,485	$—	$10,953		$63,693
Adjusted gross profit %	56.2%
Amortization	$6,000	(27,133)	—	33,133	(13,943)	—	11,394		35,682
As adjusted		$387,207	$43,565	$143,264	$21,542	$—	$22,347	18.4%	$99,375		$—	$99,375
% of sales		38.3%	4.3%	14.2%
Adjusted diluted EPS												$3.21

Shares										29,162	3,054	32,216
Convertible note hedges												(1,273)
Adjusted diluted shares												30,943

CONMED 2026 Proxy Statement	A-5

Appendix A	Table of Contents

	Sales Reconciliation for 2025 Bonus Plan (in millions, unaudited)

	Net Sales, As Reported	Impact of Foreign Currency	Net Sales, FX Adjusted

As reported	$1,374.7	-$14.4	$1,360.3

Sales Summary (in millions, unaudited)

			% Change from 2024 to 2025

	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency

Orthopedic surgery	$574.6	$544.0	5.6%	(0.1)%	5.5%
General surgery	800.1	763.0	4.9%	(0.2)%	4.7%
Net Sales	$1,374.7	$1,307.0	5.2%	(0.1)%	5.1%
*Refer to our 2025 Annual Report on Form 10-K, available at www.CONMED.com, as well as our Form 8-K filings with the SEC on January 28, 2026, February 5, 2025, January 31, 2024, February 2, 2023, and January 26, 2022, for additional information regarding our non-GAAP measures.

A-6	CONMED 2026 Proxy Statement

11311 Concept Blvd., Largo, Florida 33773

www.CONMED.com

CONMED CORPORATION
ATTN: CORPORATE SECRETARY, LEGAL DEPARTMENT
11311 CONCEPT BLVD
LARGO, FL 33773

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNMD2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85676-P42296 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONMED CORPORATION

The Board of Directors recommends you vote FOR ALL the following director nominees:

	For All	Withhold All	For All Except
1. Election of seven directors to serve on the Company's Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick J. Beyer
02) David Bronson
03) LaVerne H. Council
04) Charles M. Farkas
05) Mark Kaye
06) Kim Kelderman
07) Barbara J. Schwarzentraub

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, the Notice of Annual Meeting and the 2025 Annual Report are available at www.proxyvote.com.

V85677-P42296

CONMED CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2026 11:30 AM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Hollie Foust and Thomas Fistek, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CONMED CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM EDT, on May 18, 2026, virtually at www.virtualshareholdermeeting.com/CNMD2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side